          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 20, 2002

                                  $376,200,000

                         ABFS Mortgage Loan Trust 2002-4
                Mortgage Pass-Through Certificates, Series 2002-4
                              [GRAPHIC OMITTED](R)
              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                           --------------------------


The trust fund --
o The trust fund consists primarily of a pool of fixed-rate consumer and business purpose home equity loans secured by first- or second-lien mortgages on primarily residential real properties.
The certificates --
o The certificates will be backed primarily by the pool of mortgage loans, as described in this prospectus supplement.
Pre-funding feature --
o The trust fund will have a pre-funding feature, permitting the trust fund to acquire up to approximately $40,000,000 of additional mortgage loans on or prior to March 10, 2003.
Credit enhancement --
o Excess interest will be used to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level.
o Certain classes of certificates will have the benefit of the subordination of certain other classes of certificates, as described in this prospectus supplement.

     The certificates represent interests in the trust fund only and are not interests in or obligations of any other person. Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other person.

     Investing in the certificates involves risks. See "Risk Factors" beginning on page S-5 in this prospectus supplement.

                           Original                                                      Underwriting
                         Certificate       Pass-Through                                  Discounts and       Proceeds to the
Offered Certificates  Principal Balance        Rate             Price to Public(4)        Commissions          Depositor(5)
--------------------  -----------------    ------------         ------------------       -------------       ---------------
Class A.............      $330,600,000         4.428%(1) (2)        99.99784%               0.20000%              99.79784%
Class A-IO..........         (3)               4.000%                7.12778%               0.01782%               7.10996%
Class M-1...........      $ 21,850,000         6.442%(1) (2)        99.99885%               0.57000%              99.42885%
Class M-2...........      $ 18,050,000         7.423%(1) (2)        99.99576%               0.70000%              99.29576%
Class B.............      $  5,700,000(6)      8.612%(1) (2)        99.99975%               0.80000%              99.19975%

-----------------
   (1) Pass-through rate subject to a Net WAC Cap, as described in this prospectus supplement.
   (2) Pass-through rate will increase by 0.50% if such certificates remain outstanding after the clean-up call date.
   (3) The Class A-IO Certificates pay interest only based on a notional balance. The notional balance will initially equal $99,800,000 and will decrease according to a schedule as described in this prospectus supplement.
   (4) Plus accrued interest, if any, from December 1, 2002. (5) Before deducting expenses, estimated to be approximately $700,000.
   (6) Only $2,500,000 of the Class B Certificates are offered by the underwriters hereby. See the second paragraph below and "Underwriting" in this prospectus supplement with respect to the remaining $3,200,000 of Class B Certificates.

         Delivery of the offered certificates in book-entry form only will be made through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about December 23, 2002.

         The underwriters named below will offer the five classes of certificates listed in the table above to the public at the price to the public set forth above and they will receive the underwriting discount listed above. American Business Financial Services, Inc. or one of its affiliates may offer the remaining Class B Certificates, with an original certificate principal balance of $3,200,000 from time to time as more fully described in "Underwriting" in this prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston                              Bear, Stearns & Co. Inc.

           The date of this prospectus supplement is December 18, 2002

            Important notice about the information presented in this
              prospectus supplement and the accompanying prospectus

         We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY.................................................S-1
RISK FACTORS............................................S-5
TRANSACTION OVERVIEW...................................S-15
   Parties.............................................S-15
   The Transaction.....................................S-15
THE MORTGAGE LOAN POOL.................................S-16
   Conveyance of Subsequent Mortgage Loans.............S-24
THE ORIGINATORS, THE SELLER AND THE SERVICER...........S-25
   Corporate Structure.................................S-26
   Recent Developments.................................S-27
   Origination of Mortgage Loans.......................S-28
   Marketing Strategy..................................S-31
   Underwriting Procedures and Practices...............S-32
   The Servicer........................................S-34
   Delinquency and Loan Loss Experience................S-35
THE TRUSTEE, THE COLLATERAL AGENT AND THE BACK-
  UP SERVICER..........................................S-37
DESCRIPTION OF THE CERTIFICATES........................S-37
   Book-Entry Registration.............................S-38
   Definitive Certificates.............................S-42
   Sale of the Initial Mortgage Loans..................S-42
   Sale of the Subsequent Mortgage Loans...............S-42
   Capitalized Interest Account........................S-43
   Delivery of Mortgage Loan Documents.................S-43
   Representations and Warranties of the Seller........S-45
   Distributions on the Mortgage Loans.................S-47
   Pass-Through Rates..................................S-49
   Net WAC Cap Carryover Fund..........................S-49
   Overcollateralization Provisions....................S-49
   Flow of Funds.......................................S-50
   Reports to Certificateholders.......................S-53
   Amendment...........................................S-53
SERVICING OF THE MORTGAGE LOANS........................S-54
   Servicing Fees and Other Compensation
     and Payment of Expenses...........................S-54
   Periodic Advances and Servicing Advances............S-54
   Prepayment Interest Shortfalls......................S-56
   Optional Purchase of Delinquent Mortgage Loans......S-56
   Monthly Reports.....................................S-56
   Collection and Other Servicing Procedures...........S-57
   Hazard Insurance....................................S-57
   Realization Upon Defaulted Mortgage Loans...........S-58
   Removal and Resignation of the Servicer.............S-59
   Termination; Optional Clean-up Call.................S-60
PREPAYMENT AND YIELD CONSIDERATIONS....................S-60
   Prepayment Scenarios................................S-65
   Yield Sensitivity of the Class A-IO Certificates....S-67
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...............S-69
   REMIC Elections.....................................S-69
   Special Tax Attributes..............................S-69
   Discount and Premium................................S-69
   Sale or Redemption of the Offered Certificates......S-70
   Net WAC Cap Carryover Amounts.......................S-70
   Other Matters.......................................S-71
STATE AND LOCAL TAX CONSEQUENCES.......................S-71
ERISA CONSIDERATIONS...................................S-71
LEGAL INVESTMENT.......................................S-73
UNDERWRITING...........................................S-73
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......S-75
LEGAL MATTERS..........................................S-75
RATINGS................................................S-76
GLOSSARY...............................................S-77
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES..............................I-1

                                   PROSPECTUS

THE TRUST FUND...........................................4
THE DEPOSITOR...........................................15
USE OF PROCEEDS.........................................16
YIELD CONSIDERATIONS....................................16
MATURITY AND PREPAYMENT CONSIDERATIONS..................19
DESCRIPTION OF THE CERTIFICATES.........................21
GENERAL.................................................21
EXCHANGEABLE SECURITIES.................................46
CREDIT SUPPORT..........................................46
DESCRIPTION OF INSURANCE................................51
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
  CONTRACTS.............................................59
MATERIAL FEDERAL INCOME TAX CONSEQUENCES................73
STATE AND OTHER TAX CONSIDERATIONS......................95
ERISA CONSIDERATIONS....................................95
LEGAL INVESTMENT........................................99
PLAN OF DISTRIBUTION...................................100
LEGAL MATTERS..........................................101
FINANCIAL INFORMATION..................................101
ADDITIONAL INFORMATION.................................101
REPORTS TO CERTIFICATEHOLDERS..........................102
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......102
RATINGS................................................102
GLOSSARY...............................................103

                                  ------------

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                      Dealer Prospectus Delivery Obligation

         Until March 18, 2003, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     Summary

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand the terms of the offering of the certificates.

-----------------------------

The Certificates

         The ABFS Mortgage Loan Trust 2002-4 will issue the Mortgage Pass-Through Certificates, Series 2002-4. Five classes of the certificates, the Class A, Class A-IO, Class M-1, Class M-2 and Class B Certificates, are being offered to you by this prospectus supplement. Such certificates are referred to in this prospectus supplement as the offered certificates; the Class A and Class A-IO Certificates are referred to as the senior certificates in this prospectus supplement; and the Class M-1, Class M-2 and Class B Certificates are referred to as the subordinate certificates in this prospectus supplement.

         The trust will also issue two other subordinated classes of certificates, the Class X and Class R Certificates, that will not be offered under this prospectus supplement. The certificates will represent the entire beneficial ownership interest in the trust. The trust is comprised of a single mortgage loan pool.

Closing Date

         On or about December 23, 2002.

Cut-Off Date

         Initial Cut-off Date. For any mortgage loan transferred to the trust on the closing date, the close of business on November 30, 2002 or, if such mortgage loan was originated after November 30, 2002, the date of origination of such initial mortgage loan.

         Subsequent Cut-Off Date. For any mortgage loan transferred to the trust during the pre-funding period, the close of business on the last day of the month preceding the month such mortgage loan was transferred to the trust or, if such subsequent mortgage loan was originated after such day, the date of origination of such subsequent mortgage loan.

Statistical Calculation Date

         The close of business on November 5, 2002.

The Trust Fund

         The trust fund consists of:

o the mortgage loans, together with the related mortgage files and all outstanding principal as of, and interest due and accruing after, the applicable cut-off date,

o all rights of the depositor under the agreement by which the depositor acquired the mortgage loans from the originators,

o the assets as from time to time are identified as REO properties and related collections and proceeds,

o cash that is deposited into the accounts, including amounts on deposit in the pre-funding account and the capitalized interest account, and invested in accordance with the pooling and servicing agreement,

o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained in accordance with the servicing requirements, and any insurance proceeds,

o        liquidation proceeds, and

o        released mortgaged property proceeds.

Distributions

         Distributions on the offered certificates will be on the 15th day of each month, or, if such 15th day is not a business day, on the next business day, beginning on January 15, 2003, to the holders of record on the preceding record date.

         The record date for the offered certificates will be the last business day of the month preceding the related distribution date, or, in the case of the January 15, 2003 distribution date, the closing date.

Payments of Interest

         On each distribution date, the offered certificates are entitled to receive current interest.

o Current Interest. The current interest for a distribution date is the interest which accrues on a class of certificates at the applicable pass-through rate on the outstanding principal or notional balance of the certificate during the accrual period.

o Accrual Period. The accrual period for the certificates is the calendar month preceding the distribution date.

         All computations of interest accrued on the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

         Net WAC Cap. The Class A, Class M-1, Class M-2 and Class B Certificates are subject to a cap on their pass-through rates which is equal to the weighted average interest rate on the mortgage loans, net of all or a portion of the pass-through rate on the Class A-IO Certificates and net of the sum of the servicer, back-up servicer and trustee fee rates. This cap is referred to as the Net WAC Cap, and is further described in this prospectus supplement.

         Interest-only certificates. The Class A-IO Certificates do not have a principal balance and are not eligible to receive payments of principal. For the purpose of calculating interest payments, interest will accrue on a notional balance initially equal to $99,800,000. With respect to each distribution date occurring prior to July 2005, the notional balance of the Class A-IO Certificates will equal the lesser of:

o a notional balance, referred to as the Class A-IO Scheduled Notional Balance, which reduces in accordance with a schedule as further described in this prospectus supplement, and

o the aggregate outstanding principal balance of the mortgage loans as of the first day of the previous calendar month.

         On and after the distribution date occurring in July 2005, the notional balance will equal zero and the Class A-IO Certificates will not be entitled to receive any further distributions.

Payments of Principal

         The holders of the Class A, Class M-1, Class M-2 and Class B Certificates are entitled to receive distributions of principal on each distribution date which, in the aggregate, generally reflects the collections of principal on the mortgage loans,

o plus additional payments of principal funded from excess interest, as needed to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level,

o minus amounts of principal not distributed, as needed to reduce the overcollateralization to its required level.

         The additional, accelerated payments of principal will be made during the early months of the transaction, to increase the amount of overcollateralization to its required level. Subsequently, if at any time losses on the underlying mortgage loans reduce the amount of overcollateralization to below its required level, the additional, accelerated payments of principal will again commence, to the extent needed to maintain the amount of overcollateralization at its then required level. These additional, accelerated payments of principal will be funded from excess interest on the underlying mortgage loans which would otherwise be applied to other subordinated purposes, or distributed to the Class X and Class R Certificateholders.

         Distributions of principal will be made to the holders of the Class A, Class M-1, Class M-2 and Class B Certificates as described in this prospectus supplement. The Class A Certificates are a "senior pass-through" class, the Class M-1 and Class M-2 Certificates are "mezzanine" classes and the Class B Certificates are a "subordinate" class.

Credit Enhancement

         The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

o the use of excess interest to cover losses and as a distribution of principal in order to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level,

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

o the allocation of losses on the mortgage loans to the most subordinate class of subordinate certificates outstanding.

         The Class M-1, Class M-2 and Class B Certificates will be subordinate to, and provide credit enhancement for, the senior certificates. The Class M-2 Certificates will be subordinate to, and provide credit enhancement for, the senior certificates and the Class M-1 Certificates. The Class B Certificates will be subordinate to, and provide credit enhancement for, the senior certificates, the Class M-1 and Class M-2 Certificates.

The Mortgage Loans

         The mortgage loans to be included in the trust fund will be primarily fixed-rate, closed-end, monthly pay, consumer and business purpose home equity loans secured by first or second mortgages or deeds of trust primarily on residential real properties.

         The mortgage loans have an aggregate outstanding principal balance as of the statistical calculation date of $222,620,190.36.

         On the closing date, the trust will purchase a portion of the mortgage loans, which are referred to as the initial mortgage loans. The aggregate principal balance of the initial mortgage loans will be approximately $340,000,000 as of the initial cut-off date, which amount is less than the amount required to be held by the trust. The amount of such difference will be taken from the proceeds of the sale of the offered certificates, placed in a pre-funding account and used for the purchase of additional mortgage loans by the trust after the closing date, but prior to March 10, 2003. These additional mortgages are referred to as subsequent mortgage loans. If any amount remains on deposit in the pre-funding account after March 10, 2003, the holders of the Class A, Class M-1, Class M-2 and Class B Certificates will receive such remaining amount as a distribution of principal on the following distribution date, in the manner described in this prospectus supplement.

Servicing of the Mortgage Loans

         American Business Credit, Inc. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates. JPMorgan Chase Bank will act as back-up servicer and will be obligated to compare certain information contained in the monthly servicer remittance reports to the mortgage loan pool information provided to it by the servicer.

Optional Termination of the Trust

         The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is equal to or less than 10% of the maximum pool principal balance, which is equal to the sum of the aggregate outstanding principal balance of the initial mortgage loans as of their respective initial cut-off dates plus the amount on deposit in the pre-funding account on the closing date. Such purchase of the mortgage loans would result in the payment in full of all outstanding classes of offered certificates, other than the Class A-IO Certificates, and retirement of the Class A-IO Certificates on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the pass-through rates payable on the Class A, Class M-1, Class M-2 and Class B Certificates will each be increased by 0.50% per annum.

ERISA Considerations

         Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

         For federal income tax purposes, Dewey Ballantine LLP, tax counsel to the trust, is of the opinion that:

o specified assets of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs;

o holders of Class A, Class M-1, Class M-2 and Class B Certificates and the related rights to receive Net WAC Cap Carryover Amounts will be treated as holding two separate investments: (i) a regular interest in a REMIC, which represents the right to receive principal and interest payments other than Net WAC Cap Carryover Amounts and (ii) the right to receive Net WAC Cap Carryover Amounts; and

o the Class A-IO Certificates will be treated as regular interests in a REMIC.

Legal Investment

         The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Ratings

         It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth below from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. These ratings may be lowered, qualified or withdrawn by the rating agencies.

       Class             Moody's              S&P
       -----             -------              ---
         A                 Aaa                AAA
       A-IO                Aaa                AAA
        M-1                Aa2                AA
        M-2                 A2                 A
         B                 Baa2               BBB

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the mortgage loan pool that existed on a statistical calculation date of November 5, 2002.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

         The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

         The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults, foreclosures and losses than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage loan pool than if the mortgage loan pool was more diversified.

         In particular, the following percentages of mortgage loans in the mortgage loan pool on the statistical calculation date were secured by mortgaged properties located in the following states:

    New York       New Jersey    Massachusetts    Florida    Pennsylvania     Michigan       Illinois
    --------       ----------    -------------    -------    ------------     --------       --------
     20.67%          10.57%          8.80%         8.67%         7.15%          6.09%          5.18%

         Because of the relative geographic concentration of the mortgage loans within the States of New York, New Jersey, Massachusetts, Florida, Pennsylvania, Michigan and Illinois, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential or commercial properties located in other parts of the country. In addition, the economies of New York, New Jersey, Massachusetts, Florida, Pennsylvania, Michigan and Illinois, may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New York, New Jersey, Massachusetts, Florida, Pennsylvania, Michigan and Illinois residential or commercial real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.

If the funds on deposit in the pre-funding account are not used to purchase subsequent mortgage loans, those funds will be distributed as a prepayment of principal, which may adversely affect the yield on your certificate.

         If the aggregate principal balance of the eligible mortgage loans available for purchase by the trust on March 10, 2003 is less than the amount on deposit in the pre-funding account on such date, the excess amount will be applied as a prepayment of principal on the following distribution date to the holders of the certificates. If the amount of excess cash is substantial, the holders of the certificates will receive a significant unexpected early prepayment of principal. Such a prepayment could adversely affect the yield on your certificate, particularly if you purchased your certificate at a premium. Also, there is no assurance that affected certificateholders will be able to reinvest that cash in another investment with a comparable yield.

         Any purchase of subsequent mortgage loans by the trust using funds on deposit in the pre-funding account is subject to the following conditions, among others:

              o each subsequent mortgage loan must satisfy specified statistical criteria and representations and warranties;

              o subsequent mortgage loans must not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates; and

              o opinions of counsel must be delivered concerning the validity of the conveyance of any subsequent mortgage loans.

         The ability of the originators to originate additional mortgage loans meeting the requirements for inclusion in the mortgage loan pool described above and under the caption "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the originators are unable to determine and have no basis to predict whether or to what extent economic or social factors will affect the originators' ability to originate additional mortgage loans and therefore the availability of subsequent mortgage loans.

A portion of the mortgage loans require large balloon payments at maturity; these balloon loans may involve a greater risk of default due to these large payments, which could lead to losses on your certificates.

         Approximately 36.49% of the mortgage loans on the statistical calculation date are not fully amortized over their term and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their terms, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. A borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

         Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the certificates could occur.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

         Approximately 14.08% of the mortgage loans on the statistical calculation date are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior lienholder are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior lienholders at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing consumer and business purpose home equity loans in its portfolio, the servicer will generally satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior lienholder.

         An overall decline in the residential or commercial real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the aggregate amount of the mortgage loans to the value of the mortgaged property may increase over what it was at the time the junior mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any senior liens.

A portion of the mortgage loans are secured by commercial use, mixed use and multi-family properties which are subject to particular kinds of risk.

         Approximately 2.21%, 1.93% and 0.22% of the mortgage loans on the statistical calculation date are secured by commercial use, mixed use and multi-family properties, respectively. Commercial use, mixed use and multi-family lending may expose a lender to a greater risk of loss than lending on one-to-four family residences as the average size of the loans are larger and repayment is typically dependent on the economic success of the related business or commercial operation.

         A large number of factors may adversely affect the economic success of the related business or operation, some of which are beyond the borrower's or lender's control. Some of these factors include:

              o   the experience and knowledge of the property's management;

              o   increases in operating expenses;

              o the amount of capital expenditures needed to maintain the property or make improvements and the availability of funds for such capital expenditures;

              o   a decline in the financial condition of a major tenant;

              o an increase in vacancy rates in the property or surrounding area; and

              o   a decline in rental rates in the property or surrounding area.

         The ability of a borrower on a commercial use, mixed use or multi-family property to repay a loan may also be affected by other circumstances beyond the control of the borrower or lender. These circumstances include the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, certain operating expenses (such as energy and other utility costs) and changes in laws (such as the imposition of rent control or stabilization laws and the imposition of lead paint remediation laws in the case of mixed use or multi-family rental properties, changes in the tax laws and retroactive changes in building codes).

         A borrower's ability to repay a commercial use, mixed use or multi-family property loan is often directly impacted by the economic status of its tenants. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels. In addition, upon reletting or renewing existing leases at commercial use properties, borrowers may be required to pay leasing commissions and tenant improvement costs that may adversely affect cash flow from the mortgaged property. The mortgage loans do not require reserves for tenant improvements or leasing commissions.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificate.

         The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fees for such mortgage loan for such calendar month.

         If the servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the certificates.

Limitations on the Class A, Class M-1, Class M-2 and Class B Certificate pass-through rates will affect your yield to maturity.

         The rate at which interest accrues on the Class A, Class M-1, Class M-2 and Class B Certificates is subject to the Net WAC Cap. The Net WAC Cap is based on the weighted average interest rate on the mortgage loans net of all or a portion of the pass-through rate on the Class A-IO Certificates and net of the sum of the servicer, back-up servicer and trustee fee rates. If the mortgage loans with relatively higher interest rates prepay, the pass-through rates on the Class A, Class M-1, Class M-2 and Class B Certificates may be lower than otherwise would be the case.

Owners of Class A-IO Certificates may not recover their initial investments.

         An investment in the Class A-IO Certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made on such mortgage loans. If borrowers prepay their mortgage loans very fast such that the aggregate outstanding principal balance of the mortgage loans is less than the Class A-IO Scheduled Notional Balance, investors in the Class A-IO Certificates may not recover their initial investment. In addition, the Class A-IO Certificates are not entitled to any distributions after the June 2005 distribution date.

Distributions to and rights of investors may be adversely affected in the event of any bankruptcy of the originators or the seller.

         The sales of the mortgage loans from the originators to the seller, and from the seller to the depositor are intended as "true sales" of the mortgage loans for bankruptcy purposes. The sale of the mortgage loans from the depositor to the trust will be treated by the depositor and the trust as a sale of the mortgage loans. If the originators were to become insolvent, a receiver or conservator for, or a creditor of, the originators, may nonetheless argue that the transaction between the originators and the seller is a pledge of mortgage loans as security for a borrowing rather than a sale. If the court were to accept these arguments, you could experience losses or delays in payments on your certificates because:

              o the trustee would not be able to exercise remedies with respect to the mortgage loans on your behalf without permission from the court;

              o the court might require the trustee to accept property in exchange for the mortgage loans, and that property could be found to be of less value than the mortgage loans;

              o the court might prevent the trustee or the certificateholders from taking some actions such as selling the mortgage loans or appointing a successor servicer;

              o the court might order the sale of the mortgage loans, resulting in early payment of the certificates; and

              o tax or government liens on the seller's property that arose before the transfer of the mortgage loans could be paid from the collections on the mortgage loans before the collections could be used to make distributions on your certificates.

         The attempt to recharacterize the transfer, even if unsuccessful, could result in delays in distributions on your certificates. If the attempt were successful, the trustee's recovery on your behalf could be limited to the then current value of the mortgage loans or other collateral. Consequently, you could lose the right to future distributions and you might not receive your anticipated principal and interest on your certificates.

Additional risks associated with the Class M-1, Class M-2 and Class B Certificates.

         The weighted average lives of and the yields to maturity on the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise accrue absent such reductions. Once a realized loss is allocated to the principal balance of a certificate, no principal or interest will be distributed with respect to such written down amount. However, the amount of any realized losses allocated to the Class M-1, Class M-2 or Class B Certificates may be recovered by the holders of those certificates according to the priorities set forth under "Description of the Certificates--Flow of Funds--Excess Interest" in this prospectus supplement.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Class M-1, Class M-2 and Class B Certificates will not be entitled to any principal distributions until the later of January 2006 or a date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M-1, Class M-2 and Class B Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M-1, Class M-2 and Class B Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the Class A Certificates are outstanding and certain delinquency levels occur, it is possible for such certificates to receive no principal distributions until the aggregate certificate principal balance of the Class A Certificates are reduced to zero, even if no losses have occurred on the mortgage loan pool.

         In addition, the multiple class structure of the Class M-1, Class M-2 and Class B Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest or by a more subordinate class of certificates. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M-1, Class M-2 and Class B Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The offered certificates will not be guaranteed by the depositor, the seller, the underwriters, the originators, the servicer, the back-up servicer or the trustee, so if payments on the mortgage loans are insufficient to pay principal or interest on the certificates, shortfalls may occur.

         The offered certificates will not represent interests in, indebtedness of or obligations of the depositor, the seller, the underwriters, the originators, the servicer, the back-up servicer or the trustee. The offered certificates will not be insured or guaranteed by any governmental agency or instrumentality, the underwriters, the depositor, the seller, the originators, the servicer, the back-up servicer, the trustee or any affiliate of any of them. The payments by the obligors on the mortgage loans will be the only sources of payments on the certificates. In any month that payments by the obligors on the mortgage loans are insufficient to pay the principal or interest on the certificates, there will be no other source for payments on the certificates.

         The seller and the servicer will have limited obligations only with respect to the mortgage loans. These obligations include:

         o the seller's obligation, under some circumstances, to repurchase a mortgage loan if there has been a breach of representations and warranties; and

         o the servicer's obligation to advance payments of interest, to the extent described in this prospectus supplement, on mortgage loans when the obligor is delinquent if the servicer believes that the advance is recoverable.

The value of your certificates may be reduced if losses are higher than expected.

         If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the seller, the underwriters, the originators, the servicer, the back-up servicer, the trustee or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates, then you may incur a loss on your investment.

Potential inadequacy of credit enhancement.

         The subordination and overcollateralization features described in this prospectus supplement are intended to enhance the likelihood that certificateholders, particularly holders of classes of certificates with a higher payment priority, will receive regular payments of interest and principal. Such credit enhancements, however, are limited in nature and may be insufficient to cover all losses on the mortgage loans.

         Overcollateralization. In order to increase overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates and the related fees and expenses of the trust. It is anticipated that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. It cannot be assured, however, that enough excess interest will be generated to reach or maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

         o Prepayments. Each time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater adverse effect on future excess interest.

         o Defaults. The rate of defaults on the mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

         Subordination. If the excess interest and overcollateralization are insufficient to absorb losses, then certain classes of certificates will incur losses and may not receive all of their principal payments.

In the event of the bankruptcy of the servicer, the bankruptcy trustee could prevent or move to prevent the termination of the servicer, which action could result in possible delays or reductions in payments on the offered certificates.

         In the event of a bankruptcy of the servicer, the trustee in bankruptcy for the servicer could prevent the termination of the servicer as servicer of the mortgage loans, if no event of default under the pooling and servicing agreement exists other than the bankruptcy or financial condition of the servicer. This inability to terminate the servicer could result in a delay or possibly a reduction in payments on the offered certificates to the extent the servicer received, but did not deposit with the trustee, mortgage loan collections before the date of bankruptcy. The most subordinate certificates would be the first to bear these delays or losses.

In the event the servicing is required to be transferred to the back-up servicer, such transfer or any delays in such transfer could result in delinquencies on the mortgage loans, which could result in losses on your investment.

         In the event of the transfer of servicing responsibilities for the trust to the back-up servicer, delays resulting from the transfer could lead to increased delinquencies and losses on the mortgage loans. In addition, the transition process itself could result in increased delinquencies and losses on the mortgage loans. Consequently, if such delinquencies and losses were to occur, you may incur a loss on your investment.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

         There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

         Furthermore, certain of the mortgage loans are characterized as "high-cost" or similar loans under the applicable laws of the states of New York, Massachusetts, Illinois and North Carolina that impose additional requirements on the lender in connection with the origination of mortgage loans.

         Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, or other federal or state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Each of the originators and the seller will represent that each mortgage loan in the mortgage loan pool originated by it, in the case of initial mortgage loans, as of the closing date, and in the case of subsequent mortgage loans, as of its related transfer date, is in compliance with applicable federal and state laws and regulations. In addition, each of the originators and the seller will represent that, to the best of their knowledge, none of the mortgage loans sold by them are covered by the Home Ownership and Equity Protection Act of 1994 and no mortgage loan is in violation of any comparable state law. In the event of a breach of any of such representations, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

The seller and the originators may not be able to repurchase defective mortgage loans.

         The seller and the originators have made various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Seller" in this prospectus supplement.

         If the seller and the originators fail to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller and the originators would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller and the originators may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller and the originators to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Lack of liquidity.

         The underwriters intend to make a secondary market in the certificates, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or withdrawal of ratings.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Soldiers' and Sailors' Civil Relief Act of 1940.

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service and state national guard called to federal duty:

         o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service;

         o may be entitled to a stay of proceeding on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

         o may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the back-up servicer, the seller, the depositor, the originators or the trustee will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates. Any shortfalls in interest collections on mortgage loans included in the trust resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to the certificates in reduction of the amounts payable to such certificates on the related distribution date.

         As a result of the terrorist attacks on September 11, 2001, President Bush authorized the placement of 76,658 military reservists and members of the National Guard on active duty status as of September 4, 2002. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Soldiers' and Sailors' Civil Relief Act of 1940" in the accompanying prospectus.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary".

                              TRANSACTION OVERVIEW

Parties

         The Depositor. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at Eleven Madison Avenue, 4th Floor, New York, New York 10010, and its telephone number is (212) 325-2000.

         The Seller. ABFS 2002-4, Inc., a Delaware corporation. The principal executive office of the seller is at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, and its telephone number is (302) 478-6161.

         The Originators. American Business Credit, Inc., a Pennsylvania corporation, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation, and American Business Mortgage Services, Inc., a New Jersey corporation, originated or purchased the mortgage loans. For a description of the business of the originators, see "The Originators, the Seller and the Servicer" in this prospectus supplement.

         The Servicer and the Subservicers. American Business Credit, Inc. will act as servicer of the mortgage loans, and Upland Mortgage and American Business Mortgage Services, Inc. will act as subservicers with respect to different portions of the mortgage loans. For a description of the business of the servicer, see "The Originators, the Seller and the Servicer" in this prospectus supplement.

         The Trustee, the Collateral Agent and the Back-up Servicer. JPMorgan Chase Bank, a New York banking corporation. The corporate trust office of the trustee is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2413 and its telephone number is (212) 623-8100. For a description of JPMorgan Chase Bank, see "The Trustee, the Collateral Agent and the Back-up Servicer" in this prospectus supplement.

         The Rating Agencies. Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the certificates.

The Transaction

         Issuance of the Certificates. ABFS Mortgage Loan Trust 2002-4 will be formed and the certificates will be issued pursuant to the terms of a Pooling and Servicing Agreement, dated as of December 1, 2002 by and among the depositor, the servicer, the back-up servicer and the trustee.

         Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described herein under "The Originators, the Seller and the Servicer" in this prospectus supplement. The originators will sell the mortgage loans to the seller, and the seller will sell the mortgage loans to the depositor pursuant to an Unaffiliated Seller's Agreement, dated as of December 1, 2002, among the originators, the seller and the depositor. The depositor will sell the mortgage loans to the trust pursuant to the Pooling and Servicing Agreement. The servicer will service the mortgage loans pursuant to the terms of the Pooling and Servicing Agreement.

                             THE MORTGAGE LOAN POOL

         Difference Between Statistical Calculation Date and Closing Date Pools. The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans that existed on a statistical calculation date, in this case November 5, 2002. The principal balance of the mortgage loan pool aggregated $222,620,190.36 as of the statistical calculation date. The seller expects that the actual closing date pool will represent approximately $340,000,000 in aggregate principal balance of mortgage loans in the mortgage loan pool, as of the initial Cut-Off Date. The additional mortgage loans will represent mortgage loans acquired or to be acquired by the trust on or prior to the closing date. On the closing date, in addition to the mortgage loans included in the statistical information as of the statistical calculation date, the seller expects to deliver a substantial amount of additional mortgage loans that will have been originated after the statistical calculation date but before the closing date. In addition, with respect to the mortgage loan pool as of the statistical calculation date as to which statistical information is presented in this prospectus supplement, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In the event that the seller does not, as of the closing date, have the full amount of mortgage loans which the seller expects to sell to the depositor, and which the depositor will sell to the trust on such date, the seller will increase the size of the initial deposit into the pre-funding account by the amount of any shortfall.

         Additional mortgage loans, referred to as subsequent mortgage loans, are intended to be purchased by the trust from time to time after the closing date and on or before March 10, 2003 from funds on deposit in the pre-funding account. These subsequent mortgage loans to be purchased by the trust, if available, will be originated or purchased by the originators, sold by the originators to the seller, sold by the seller to the depositor and then sold by the depositor to the trust. The Pooling and Servicing Agreement will provide that the mortgage loan pool, following the conveyance of the subsequent mortgage loans, must in the aggregate conform to certain specified characteristics described below under "-- Conveyance of Subsequent Mortgage Loans."

         The mortgage loans will be predominantly business or consumer purpose residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds in order to provide funds for working capital for business, business expansion, equipment acquisition, or personal acquisitions by borrowing against the mortgagor's equity in the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a manufactured home or a unit in a planned unit development -- and to a limited extent commercial multiple purpose, or mixed use properties. The mortgaged properties may be owner-occupied properties, second and vacation homes, non-owner occupied investment properties or business purpose properties.

         Approximately 86.91% of the mortgage loans in the mortgage loan pool on the statistical calculation date have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

    o a fee equal to a percentage, which is negotiated at origination, of the outstanding principal balance of the mortgage loan; or

    o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time.

         The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. For a description of relevant state laws that may present material issues regarding the geographic concentrations of the mortgage loans, see "Certain Legal Aspects of the Mortgage Loans and Contracts" in the accompanying prospectus.

         The following sections describe the statistical characteristics of the mortgage loan pool. Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the mortgage loans as of the statistical calculation date.

         The loan-to-value ratios and the combined loan-to-value ratios, or LTVs and CLTVs, respectively, described in this prospectus supplement were calculated based upon the appraised values or purchase prices of the related mortgaged properties used for loan origination. No assurance can be given that such values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

         The Mortgage Loan Pool. As of the statistical calculation date, the mortgage loans in the mortgage loan pool had the following characteristics:

    o    none of the mortgage loans were more than 30 days delinquent;

    o there were 2,568 mortgage loans under which the related mortgaged properties are located in 32 states;

    o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $222,620,190.36;

    o the minimum current principal balance was $9,959.63, the maximum current principal balance was $465,000.00 and the average current principal balance was $86,690.11;

    o the mortgage interest rates ranged from 6.990% to 16.990% per annum, and the weighted average mortgage interest rate was approximately 11.025% per annum;

    o the original term to stated maturity ranged from 36 months to 360 months and the weighted average original term to stated maturity was approximately 267 months;

    o the remaining term to stated maturity ranged from 36 months to 360 months and the weighted average remaining term to stated maturity was approximately 267 months;

    o approximately 63.51% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and 36.49% of the mortgage loans by aggregate principal balance are balloon loans;

    o    the weighted average original CLTV was approximately 76.59%;

    o approximately 85.92% of the mortgage loans by aggregate principal balance are secured by first liens and approximately 14.08% of the mortgage loans by aggregate principal balance are secured by second liens; and

    o    approximately 20.67%, 10.57%, 8.80%, 8.67%, 7.15%, 6.09% and 5.18% of
         the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Massachusetts, Florida, Pennsylvania, Michigan and Illinois, respectively.

         On or prior to March 10, 2003, the trust is expected to purchase, subject to availability, subsequent mortgage loans to be added to the mortgage loan pool. The maximum aggregate principal balance of subsequent mortgage loans that may be purchased is expected to be approximately $40,000,000.

         The following tables set forth certain statistical information with respect to the mortgage loans in the mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

                 Geographic Distribution of Mortgaged Properties

                                                                                                    % of Mortgage Loan
                                                                                                     Pool by Aggregate
                                                     Number of           Aggregate Unpaid         Statistical Calculation
State                                              Mortgage Loans       Principal Balance          Date Principal Balance
--------------------------------------------       --------------       -----------------         -----------------------
New York....................................             366            $   46,020,341.79                 20.67%
New Jersey..................................             249                23,529,254.20                 10.57
Massachusetts...............................             154                19,592,404.57                  8.80
Florida.....................................             261                19,293,744.05                  8.67
Pennsylvania................................             239                15,916,169.83                  7.15
Michigan....................................             189                13,553,154.50                  6.09
Illinois....................................             152                11,525,531.47                  5.18
Ohio........................................             163                10,264,004.61                  4.61
North Carolina..............................             109                 8,926,493.49                  4.01
Connecticut.................................              69                 6,820,947.10                  3.06
Virginia....................................              71                 6,349,409.16                  2.85
Indiana.....................................              89                 5,906,288.58                  2.65
Rhode Island................................              39                 4,885,468.62                  2.19
South Carolina..............................              55                 4,212,508.26                  1.89
Tennessee...................................              50                 3,213,938.57                  1.44
Maryland....................................              46                 3,210,307.21                  1.44
Minnesota...................................              31                 3,126,870.55                  1.40
Wisconsin...................................              40                 3,078,598.98                  1.38
Missouri....................................              26                 2,443,046.00                  1.10
Kentucky....................................              35                 2,118,546.17                  0.95
Georgia.....................................              39                 2,034,087.66                  0.91
Colorado....................................              9                  1,264,049.34                  0.57
Kansas......................................              23                 1,110,204.39                  0.50
West Virginia...............................              19                   930,018.35                  0.42
New Hampshire...............................               9                   867,501.84                  0.39
Iowa........................................              14                   822,925.12                  0.37
Delaware....................................              12                   806,362.72                  0.36
Nebraska....................................               5                   321,867.43                  0.14
Maine.......................................               2                   264,485.51                  0.12
Arizona.....................................               1                   140,400.00                  0.06
Mississippi.................................               1                    41,390.40                  0.02
Vermont.....................................               1                    29,869.89                  0.01
                                                       -----             ----------------                ------
                                                       2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

             Distribution of Original Combined Loan-to-Value Ratios

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
Original Combined Loan-to-Value                       Number of           Aggregate Unpaid       Statistical Calculation
Ratio Range (%)                                    Mortgage Loans       Principal Balance         Date Principal Balance
---------------------------------------------      --------------       -----------------        -----------------------
   0.01 -  40.00.............................            143            $    7,991,630.38                  3.59%
  40.01 -  50.00.............................            115                7,932,737.47                   3.56
  50.01 -  60.00.............................            153               12,306,107.16                   5.53
  60.01 -  70.00.............................            333               29,236,560.21                  13.13
  70.01 -  80.00.............................            745               70,437,379.86                  31.64
  80.01 -  90.00.............................            943               90,046,383.17                  40.45
  90.01 - 100.00.............................            136                4,669,392.11                   2.10
                                                       -----             ----------------                ------
     Total:                                             2,568            $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The minimum and maximum original combined loan-to-value ratios of the mortgage loans in the mortgage loan pool as of the statistical calculation date are approximately 7.81% and 100.00% respectively, and the weighted average original combined loan-to-value ratio of the mortgage loans in the mortgage loan pool as of the statistical calculation date is approximately 76.59%.


                      Distribution of Gross Interest Rates

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Range of Gross Interest Rates(%)                   Mortgage Loans       Principal Balance         Date Principal Balance
--------------------------------------------       --------------       -----------------        -----------------------
   6.001 -  7.000...........................               1             $     126,000.00                  0.06%
   7.001 -  8.000...........................              23                 4,012,912.76                  1.80
   8.001 -  9.000...........................             126                19,787,113.99                  8.89
   9.001 - 10.000...........................             557                59,997,447.47                 26.95
  10.001 - 11.000...........................             550                52,004,212.46                 23.36
  11.001 - 12.000...........................             532                40,026,592.27                 17.98
  12.001 - 13.000...........................             421                23,907,660.09                 10.74
  13.001 - 14.000...........................             163                 6,843,050.49                  3.07
  14.001 - 15.000...........................              16                 1,189,359.14                  0.53
  15.001 - 16.000...........................              14                 1,074,612.94                  0.48
  16.001 - 17.000...........................             165                13,651,228.75                  6.13
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The weighted average gross interest rate of the mortgage loans in the mortgage loan pool as of the statistical calculation date is approximately 11.025%.

                Distribution of Original Term to Stated Maturity
                                   (in months)

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Range of Original Term (in months)                 Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
    1 -  60................................               16             $     619,718.72                  0.28%
   61 - 120................................              131                 6,491,414.95                  2.92
  121 - 180................................              991                67,319,585.57                 30.24
  181 - 240................................              614                50,649,647.53                 22.75
  241 - 300................................               86                 9,661,891.38                  4.34
  301 - 360................................              730                87,877,932.21                 39.47
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The weighted average original term to stated maturity of the mortgage loans in the mortgage loan pool as of the statistical calculation date is approximately 267 months.


                Distribution of Remaining Term to Stated Maturity
                                   (in months)

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Range of Remaining Term (in months)                Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
    1 -  60................................               16             $     619,718.72                  0.28%
   61 - 120................................              131                 6,491,414.95                  2.92
  121 - 180................................              991                67,319,585.57                 30.24
  181 - 240................................              614                50,649,647.53                 22.75
  241 - 300................................               86                 9,661,891.38                  4.34
  301 - 360................................              730                87,877,932.21                 39.47
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The weighted average remaining term to stated maturity of the mortgage loans in the mortgage loan pool as of the statistical calculation date is approximately 267 months.

                   Distribution of Original Principal Balances

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Range of Original Principal Balances ($)           Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
        0.01 -  25,000.00..................              300             $   5,945,329.01                  2.67%
   25,000.01 -  50,000.00..................              661                24,877,224.74                 11.17
   50,000.01 -  75,000.00..................              493                30,851,962.26                 13.86
   75,000.01 - 100,000.00..................              323                28,355,662.50                 12.74
  100,000.01 - 125,000.00..................              250                27,966,246.37                 12.56
  125,000.01 - 150,000.00..................              140                19,300,938.17                  8.67
  150,000.01 - 175,000.00..................              117                19,042,185.62                  8.55
  175,000.01 - 200,000.00..................               97                18,170,616.27                  8.16
  200,000.01 - 225,000.00..................               68                14,555,689.20                  6.54
  225,000.01 - 250,000.00..................               39                 9,339,786.26                  4.20
  250,000.01 - 275,000.00..................               21                 5,455,162.41                  2.45
  275,000.01 - 300,000.00..................               32                 9,327,653.11                  4.19
  300,000.01 - 350,000.00..................               18                 5,911,004.28                  2.66
  350,000.01 - 400,000.00..................                7                 2,623,730.16                  1.18
  400,000.01 - 450,000.00..................                1                   432,000.00                  0.19
  450,000.01 - 500,000.00..................                1                   465,000.00                  0.21
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The average original principal balance of the mortgage loans in the mortgage loan pool as of the statistical calculation date is $86,721.56.


                   Distribution of Current Principal Balances

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Range of Current Principal Balances ($)            Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
        0.01 -  25,000.00..................              300             $   5,945,329.01                  2.67%
   25,000.01 -  50,000.00..................              661                24,877,224.74                 11.17
   50,000.01 -  75,000.00..................              493                30,851,962.26                 13.86
   75,000.01 - 100,000.00..................              323                28,355,662.50                 12.74
  100,000.01 - 125,000.00..................              250                27,966,246.37                 12.56
  125,000.01 - 150,000.00..................              140                19,300,938.17                  8.67
  150,000.01 - 175,000.00..................              117                19,042,185.62                  8.55
  175,000.01 - 200,000.00..................               97                18,170,616.27                  8.16
  200,000.01 - 225,000.00..................               68                14,555,689.20                  6.54
  225,000.01 - 250,000.00..................               39                 9,339,786.26                  4.20
  250,000.01 - 275,000.00..................               21                 5,455,162.41                  2.45
  275,000.01 - 300,000.00..................               32                 9,327,653.11                  4.19
  300,000.01 - 350,000.00..................               18                 5,911,004.28                  2.66
  350,000.01 - 400,000.00..................                7                 2,623,730.16                  1.18
  400,000.01 - 450,000.00..................                1                   432,000.00                  0.19
  450,000.01 - 500,000.00..................                1                   465,000.00                  0.21
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

o The average current principal balance of the mortgage loans in the mortgage loan pool as of the statistical calculation date is $86,690.11.

                           Distribution by Lien Status

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Lien Status                                        Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
First Lien.................................            1,828             $  91,266,474.38                85.92%
Second Lien................................              740                31,353,715.98                 14.08
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36               100.00%
                                                       =====             ================                ======


                        Distribution by Amortization Type

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Amortization Type                                  Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
Balloon Loans..............................              982             $  81,239,218.93                36.49%
Fully Amortizing...........................            1,586               141,380,971.43                 63.51
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36               100.00%
                                                       =====             ================                ======

                        Distribution by Occupancy Status

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Occupancy Status                                   Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
Owner Occupied.............................            2,363             $ 204,807,530.55                 92.00%
Investment Property........................              129                 8,948,105.88                  4.02
Business...................................               58                 7,508,535.84                  3.37
Second Home................................               18                 1,356,018.09                  0.61
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

                          Distribution by Property Type

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Property Type                                      Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
 Single Family..............................           1,891             $ 158,733,003.90                 71.30%
 2-4 Family.................................             205                24,703,743.83                 11.10
 Condominium................................             123                 9,534,254.18                  4.28
 Planned Unit Development...................              88                 8,554,548.33                  3.84
 Townhouse..................................             108                 6,632,910.24                  2.98
 Commercial Use.............................              35                 4,930,053.10                  2.21
 Manufactured House.........................              73                 4,683,870.59                  2.10
 Mixed Use..................................              41                 4,305,406.19                  1.93
 Multi-family (greater than 4)..............               3                   480,000.00                  0.22
 Condo Development..........................               1                    62,400.00                  0.03
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

                       Distribution by Delinquency Status

                                                                                                   % of Mortgage Loan
                                                                                                    Pool by Aggregate
                                                     Number of           Aggregate Unpaid        Statistical Calculation
Number of Days Delinquent                          Mortgage Loans       Principal Balance         Date Principal Balance
-------------------------------------------        --------------       -----------------        -----------------------
Current....................................            2,568             $ 222,620,190.36                100.00%
                                                       -----             ----------------                ------
     Total:                                            2,568             $ 222,620,190.36                100.00%
                                                       =====             ================                ======

Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the trust to acquire subsequent mortgage loans after the closing date with the funds on deposit in the pre-funding account. It is expected that the amount on deposit in the pre-funding account on the closing date will be approximately $40,000,000. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.

         The obligation of the trust to purchase the subsequent mortgage loans on any subsequent transfer date during the Pre-Funding Period are subject to the following requirements:

         o such subsequent mortgage loan may not be 30 or more days contractually delinquent as of the applicable Cut-Off Date;

         o the original term to maturity of such subsequent mortgage loan may not exceed 360 months; and

         o no such subsequent mortgage loan shall have a CLTV of more than 100.00%.

         Following the purchase of such subsequent mortgage loans by the trust, the mortgage loans, including the subsequent mortgage loans, are subject to the following requirements:

         o no more than 14.90% of the aggregate mortgage loans may be second liens;

         o at least 90.00% of the aggregate mortgage loans are made to full documentation borrowers;

         o no more than 22.00% of the aggregate mortgage loans are made to "B" quality borrowers;

         o no more than 18.00% of the aggregate mortgage loans are made to "C" quality borrowers;

         o no more than 5.00% of the aggregate mortgage loans are made to "D" quality borrowers;

         o no more than 21.00% of the aggregate mortgage loans are secured by mortgage properties in the state of New York;

         o no consumer purpose mortgage loan originated after October 1, 2002 is secured by mortgaged property in the State of Georgia;

         o no more than 9.00% of the aggregate mortgage loans are business purpose loans;

         o no more than 9.00% of the aggregate mortgage loans are non-owner occupied loans;

         o the mortgage loans will have an aggregate weighted average gross interest rate of at least 10.95%;

         o the mortgage loans will have an aggregate weighted average FICO Score of at least 569;

         o no more than 39.00% of the aggregate mortgage loans will have a FICO Score less than 540;

         o at least 75.00% of the mortgage loans will be secured by a single family residence or planned unit development;

         o no more than 44.00% of the aggregate mortgage loans will have a CLTV greater than 80.00%; and

         o the mortgage loans will have a weighted average CLTV of not more than 78.00%.

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

         American Business Credit, the servicer and an originator, is a wholly-owned subsidiary of American Business Financial Services, Inc. Upland Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. American Business Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. ABFS 2002-4, Inc., the seller, is owned by American Business Financial Services.

         American Business Financial Services is a diversified financial services organization operating predominantly in the eastern and central portions of the United States. American Business Financial Services, through the originators, originates loans through a combination of channels including a national processing center located at its centralized operating office in Bala Cynwyd, Pennsylvania, a regional processing center in Roseland, New Jersey, and a network of retail branch offices. American Business Financial Services has announced that it intends to move its national processing center to Philadelphia, Pennsylvania during the summer of 2003. American Business Financial Services, through the originators and its other principal direct and indirect subsidiaries, originates, services and sells:

o mortgage loans, which are secured by first and second mortgages on single-family residences and may not satisfy the eligibility requirements of Fannie Mae, Freddie Mac or similar buyers, which are referred to in this section as home equity loans; and

o loans to businesses, secured by real estate and other business assets, which are referred to in this section as business purpose loans.

         American Business Financial Services also processes and purchases home equity loans through the bank alliance program described below. Through this program, Upland Mortgage and American Business Mortgage purchase home equity loans from other financial institutions that meet their underwriting criteria, but do not meet the underwriting guidelines of the selling institution for loans the institution holds in its portfolio. The loans are originated by the selling institution and subsequently sold to Upland Mortgage or American Business Mortgage. Following the purchase of the loans through this program, they are held as available for sale until they are sold in connection with a future securitization.

         The originators' loan customers are primarily credit-impaired borrowers who are generally unable to obtain financing from banks or savings and loan associations and who are attracted to the originators' products and services. These institutions have historically provided loans only to individuals with the most favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit histories and/or unverifiable income. The originators' experience has indicated that these borrowers are attracted to the originators' loan products as a result of their marketing efforts, the personalized service provided by the originators' staff of lending officers and the originators' timely response to loan requests. Historically, the originators' customers have been willing to pay the originators' origination fees and interest rates even though they are generally higher than those charged by traditional lending sources.

Corporate Structure

         American Business Financial Services was incorporated in Delaware in 1985 and began operations as a finance company in 1988, initially offering business purpose loans to customers whose borrowing needs it believed were not being adequately serviced by commercial banks. Since its inception, American Business Financial Services, through the originators, has significantly expanded its product line and geographic scope and currently has licenses, or is in the process of becoming licensed, to offer its home equity loan products in 44 states.

         American Business Financial Services is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI". American Business Financial Services' principal corporate office in Delaware is located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810. The telephone number at that address is (302) 478-6160. Its principal operating office is located at Balapointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004. The telephone number at its principal operating office is (610) 668-2440. American Business Financial Services maintains a site on the World Wide Web at www.abfsonline.com as well as web sites for most of its primary subsidiary companies.

         American Business Financial Services is the parent holding company of American Business Credit, Inc. and its primary subsidiaries, HomeAmerican Credit, Inc. (doing business as Upland Mortgage), American Business Mortgage Services, Inc., Processing Service Center, Inc. and Tiger Relocation Company.

         American Business Credit, Inc., a Pennsylvania corporation incorporated in 1988 and acquired by American Business Financial Services in 1993, originates, services and sells business purpose loans and services home equity loans.

         HomeAmerican Credit, a Pennsylvania corporation incorporated in 1991, originates and sells home equity loans. HomeAmerican Credit acquired Upland Mortgage Corp. in 1996 and since that time has conducted business as "Upland Mortgage". HomeAmerican Credit also purchases home equity loans through the bank alliance program.

         In January 2001, American Business Financial Services completed a corporate reorganization, which included the renaming of its home equity loan subsidiary, New Jersey Mortgage and Investment Corp. (a New Jersey corporation organized in 1938 and acquired by American Business Credit in October 1997) to American Business Mortgage Services, Inc. The new name better reflects American Business Mortgage's national presence. American Business Mortgage is currently engaged in the origination and sale of home equity loans. American Business Mortgage, through one of its divisions, is also involved in the administration of the bank alliance program.

         Processing Service Center, Inc., a subsidiary of American Business Credit, administers the bank alliance program.

         Tiger Relocation Company, formerly ABC Holdings Corporation, a Pennsylvania corporation, was incorporated in 1992 to hold, maintain and sell properties acquired through foreclosure or deeds-in-lieu of foreclosure.

Recent Developments

         Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

         On August 2, 2001, Ernst & Young LLP resigned as the independent accountants for American Business Financial Services. Ernst & Young LLP had been engaged as American Business Financial Services' auditor on May 17, 2001, replacing BDO Seidman, LLP. During the period of engagement through August 2, 2001, Ernst & Young LLP did not issue any reports on the financial statements of American Business Financial Services.

         During fiscal year 2001 and the subsequent interim period through August 2, 2001, American Business Financial Services did not have any disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         American Business Financial Services' Board of Directors approved the reengagement of BDO Seidman, LLP as American Business Financial Services' independent accountants effective August 8, 2001. BDO Seidman, LLP acted as American Business Financial Services' independent accountants during the two-year period ended June 30, 2000 through May 17, 2001. During the two years ended June 30, 2000 and the subsequent interim period through May 17, 2001, American Business Financial Services consulted with BDO Seidman, LLP regarding the application of accounting principles in the normal course of BDO Seidman, LLP's engagement as American Business Financial Services' independent auditors. BDO Seidman, LLP issued reports on American Business Financial Services' financial statements during the two year period ended June 30, 2000. The reports of BDO Seidman, LLP on the financial statements of American Business Financial Services during the two-year period ended June 30, 2000 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two-year period ended June 30, 2000, and interim period from July 1, 2000 through May 17, 2001, American Business Financial Services did not have any disagreements with BDO Seidman, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         Legal Proceedings

         On February 26, 2002, a purported class action titled Calvin Hale v. HomeAmerican Credit, Inc., d/b/a Upland Mortgage No. 02 C 1606, United States District Court for the Northern District of Illinois, was filed in the Circuit Court of Cook County, Illinois (subsequently removed by Upland Mortgage to the captioned federal court) against Upland Mortgage, on behalf of borrowers in Illinois, Indiana, Michigan and Wisconsin who paid a document preparation fee on loans originated since February 4, 1997. The plaintiff alleges that the charging of, and the failure to properly disclose the nature of, a document preparation fee were improper under applicable state law. The plaintiff seeks restitution, compensatory and punitive damages and attorney's fees and costs, in unspecified amounts. American Business Financial Services' management believes that the imposition of this fee is permissible under applicable law and intends to vigorously defend the case.

         American Business Financial Services' lending subsidiaries, including Upland Mortgage, are involved, from time to time, in class action lawsuits, other litigation, claims, investigations by governmental authorities, and legal proceedings arising out of their lending activities, including the purported class action entitled, Calvin Hale v. HomeAmerican Credit, Inc., d/b/a Upland Mortgage, described above. Due to its current expectation regarding the ultimate resolution of these actions, American Business Financial Services' management believes that the liabilities resulting from these actions will not have a material adverse effect on its consolidated financial position or results of operations. However, due to the inherent uncertainty in litigation and since the ultimate resolutions of these proceedings are influenced by factors outside of its control, it is possible that management's estimated liability under these proceedings may change or that actual results will differ from management's estimates. Management expects, that as a result of the publicity surrounding predatory lending practices, American Business Financial Services and/or its lending subsidiaries may be subject to other class action suits in the future.

         In addition, from time to time, American Business Financial Services is involved as plaintiff or defendant in various other legal proceedings arising in the normal course of our business. While American Business Financial Services cannot predict the ultimate outcome of these various legal proceedings, it is management's opinion that the resolution of these legal actions should not have a material effect on its financial position, results of operations or liquidity.

Origination of Mortgage Loans

         The mortgage loans were or will be originated or purchased by the originators directly in the ordinary course of their business. The business purpose loans were or will be originated by American Business Credit, except for mortgage loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland Mortgage has or will originate or purchase such business purpose loans. The home equity loans were or will be originated or purchased by Upland Mortgage and American Business Mortgage.

         Business Purpose Loans

         American Business Credit originates business purpose loans primarily in the eastern half of the United States through a network of salespeople and through its business loan web site, which was launched in fiscal 2000. American Business Credit focuses its marketing efforts on small businesses that do not meet all of the credit criteria of commercial banks and small businesses that its research indicates may be predisposed to using American Business Credit's products and services.

         American Business Credit originates business purpose loans to corporations, partnerships, sole proprietors and other business entities, or to individuals, for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition, tax payments and debt-consolidation. American Business Credit does not target any particular industries or trade groups and, in fact, takes precautions against concentration of loans in any one industry group. All business purpose loans generally are collateralized by a first or second mortgage lien on a principal residence of the borrower or a guarantor of the borrower or some other parcel of real property, such as office and apartment buildings and mixed use buildings, owned by the borrower, a principal of the borrower, or a guarantor of the borrower. In most cases, these loans are further collateralized by personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets. Business purpose loans are generally securitized subsequent to their origination.

         American Business Credit's business purpose loans generally range from $15,000 to $500,000 and had an average loan size of approximately $97,000 for the loans originated during fiscal 2002. Generally, American Business Credit's business purpose loans are made at fixed interest rates and for terms ranging from five to fifteen years. American Business Credit generally charges origination fees for these loans of 4.75% to 5.75% of the original principal balance. The weighted-average interest rate charged on the business purpose loans originated by American Business Credit was 15.75% for fiscal 2002. Business purpose loans that American Business Credit originated during fiscal 2002 have a loan-to-value-ratio, based solely upon the real estate collateral securing the loans, of 62.6%. American Business Credit originated $133.4 million of business purpose loans during fiscal 2002.

         Generally, American Business Credit computes interest due on its outstanding business purpose loans using the simple interest method. American Business Credit generally imposes a prepayment fee. Although prepayment fees imposed vary based upon applicable state law, the prepayment fees on American Business Credit's business purpose loans can be a significant portion of the outstanding loan balance. Whether a prepayment fee is imposed and the amount of such fee, if any, is negotiated between the individual borrower and American Business Credit prior to closing of the loan. American Business Credit may waive the collection of a prepayment fee, if any, in the event the borrower refinances a business loan with it.

         Home Equity Loans

         Upland Mortgage and American Business Mortgage originate home equity loans. Upland Mortgage also processes and purchases loans through the bank alliance program. Upland Mortgage and American Business Mortgage originate home equity loans primarily to credit-impaired borrowers through various channels of retail marketing which include direct mail and their subsidiaries' interactive web sites, and have included radio and television advertisements. American Business Financial Services entered the home equity loan market in 1991. Currently, Upland Mortgage and American Business Mortgage are licensed or otherwise qualified to originate home equity loans in 44 states and originate home equity loans predominantly in the eastern and central portions of the United States. Home equity loans originated and funded by Upland Mortgage and American Business Mortgage are generally securitized. In addition, Upland Mortgage and American Business Mortgage may sell home equity loans to one of several third parties, at a premium and with servicing released.

         Home equity loan applications are obtained from potential borrowers over the phone, in writing, in person or through Upland Mortgage's or American Business Mortgage's Internet web sites. The loan request is then evaluated for possible loan approval. The loan processing staff generally provides its home equity applicants who qualify for loans with a conditional loan approval within 24 hours and closes its home equity loans within approximately ten to fifteen days of providing a conditional loan approval.

         Home equity loans generally range from $10,000 to $250,000 and had an average loan size of approximately $89,000 for the loans originated during fiscal 2002. During the fiscal year ended June 30, 2002, Upland Mortgage and American Business Mortgage originated $1.2 billion of home equity loans. Home equity loans are generally made at fixed rates of interest and for terms ranging from five to thirty years, generally, with average origination fees of approximately 1.5% of the aggregate loan amount. During fiscal 2002, the weighted-average interest rate received on such loans was 10.91%. The average loan-to-value ratio was 77.8% for the loans originated by Upland Mortgage and American Business Mortgage during fiscal 2002. Upland Mortgage and American Business Mortgage attempt to maintain their interest and other charges on home equity loans to be competitive with the lending rates of other non-conforming mortgage finance companies. Interest on home equity loans originated subsequent to January 2001 is generally computed based on the scheduled interest method. Prior to January 2001, most of the home equity loans Upland Mortgage and American Business Mortgage originated computed interest on the simple interest method. To the extent permitted by law, borrowers are given an option to choose between a loan without a prepayment fee at a higher interest rate, or a loan with a prepayment fee at a lower interest rate. Upland Mortgage and American Business Mortgage may waive the collection of a prepayment fee, if any, in the event the borrower refinances a home equity loan with them.

         Upland Mortgage has exclusive business arrangements with several financial institutions that provide for its purchase of home equity loans that meet its underwriting criteria, but do not meet the guidelines of the selling institution for loans to be held in its portfolio. This program is called the bank alliance program. The bank alliance program is designed to provide an additional source of home equity loans. This program targets traditional financial institutions, such as banks, which because of their strict portfolio underwriting and credit guidelines for loans held in their portfolio have generally provided mortgage financing only to the most credit-worthy borrowers. This program allows these financial institutions to originate loans to credit-impaired borrowers in order to achieve community reinvestment goals and to generate fee income and subsequently sell such loans to Upland Mortgage. Following its purchase of the loans through this program, Upland Mortgage holds these loans as available for sale until they are sold in connection with a future securitization.

         Since the introduction of this program, Upland Mortgage has entered into agreements with approximately 39 financial institutions to provide it with the opportunity to process and purchase loans generated by the branch networks of such institutions which consist of over 1,800 branches located in various states throughout the country. During fiscal 2002, Upland Mortgage purchased approximately $145.9 million of loans pursuant to this program. Upland Mortgage intends to continue to expand the bank alliance program with financial institutions across the United States.

         During fiscal 1999, Upland Mortgage launched an Internet loan distribution channel through its web site. Through this interactive web site, borrowers can examine available loan options and calculate interest payments. The Upland Mortgage Internet platform provides borrowers with convenient access to the mortgage loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications are supported by Upland Mortgage's staff of loan officers. Currently, in addition to the ability to utilize an automated rapid credit approval process, which Upland Mortgage believes reduces time and manual effort required for loan approval, the site features Upland Mortgage's proprietary software, Easy Loan Advisor, which provides personalized services and solutions to retail customers through interactive web dialog. Upland Mortgage has applied to the U.S. Patent and Trademark Office to patent this product.

         Prepayment Fees

         The originators currently charge prepayment fees on approximately 90-95% of business purpose loans and approximately 85-90% of home equity loans originated. Home equity loans comprise approximately 90% of all loans the originators originate and the remaining 10% are business purpose loans. On home equity loans where the borrower has elected the prepayment fee option, the prepayment fee is generally a certain percentage of the outstanding principal balance of the loan. The originators' typical prepayment fee structure provides for a fee of 5% or less of the outstanding principal loan balance and will not extend beyond the first three years after a loan's origination. Prepayment fees on existing home equity loans range from 1% to 5% of the outstanding principal balance and remain in effect for one to five years. The prepayment fee on business purpose loans is generally 8% to 12% of the outstanding principal balance, provided that no prepayment option is available until after the 24th scheduled payment is made and no prepayment fee is due after the 60th scheduled payment is made. From time to time, a different prepayment fee arrangement may be negotiated or the originators may waive prepayment fees for borrowers who refinance their loans with them.

         The originators' ability to offer a loan with a prepayment fee is sometimes impacted by state law, with respect to both home equity loans and business purpose loans. In the case of home equity loans which have a "balloon" payment feature, whenever possible, the originators use the Federal Alternative Mortgage Transactions Parity Act of 1982, referred to as the "Parity Act", to preempt state laws which limit or restrict prepayment fees. However, the Office of Thrift Supervision has recently proposed a rule which, if promulgated as proposed, would preclude the originators and other non-bank, non-thrift creditors from using the Parity Act to preempt state prepayment penalty and late fee laws and regulations. The originators cannot predict whether or in what form this proposed rule will be adopted. The originators are currently evaluating the impact of the adoption of this rule on their lending activities and results of operations.

         In states which have overridden the Parity Act and in the case of some fully amortizing home equity loans, state laws may restrict prepayment fees either by the amount of the prepayment fee or the time period during which it can be imposed. Federal law restrictions in connection with certain high interest rate and fee loans may also preclude the imposition of prepayment fees on these loans. Similarly, in the case of business purpose loans, some states prohibit or limit prepayment fees when the loan is below a specific dollar threshold or is secured by residential property.

Marketing Strategy

         The originators concentrate their marketing efforts primarily on credit-impaired borrowers who are generally unable to obtain financing from banks or savings and loan associations and who are attracted to their products and services.

         American Business Credit's marketing efforts for business purpose loans focus on its niche market of selected small businesses located in its market area, which generally includes the eastern half of the United States. American Business Credit targets businesses, which might qualify for loans from traditional lending sources, but would elect to use its products and services. American Business Credit's experience has indicated that these borrowers are attracted to it as a result of its marketing efforts, the personalized service provided by its staff of highly trained lending officers and its timely response to loan applications. Historically, such customers have been willing to pay American Business Credit's origination fees and interest rates, which are generally higher than those charged by traditional lending sources.

         American Business Credit markets business purpose loans through various forms of advertising, including large direct mail campaigns, its business loan web site and a direct sales force, and have in the past used newspaper and radio advertising. American Business Credit's commissioned sales staff, which consists of full-time salespersons, is responsible for converting advertising leads into loan applications. American Business Credit uses a proprietary training program involving extensive and on-going training of its lending officers. American Business Credit's sales staff uses significant person-to-person contact to convert advertising leads into loan applications and maintains contact with the borrower throughout the application process.

         Upland Mortgage and American Business Mortgage market home equity loans through direct mail campaigns and their interactive web sites, and have in the past used telemarketing, radio and television advertising. Upland Mortgage and American Business Mortgage believe that their targeted direct mail strategy delivers more leads at a lower cost than broadcast marketing channels. Upland Mortgage's and American Business Mortgage's integrated approach to media advertising that utilizes a combination of direct mail and Internet advertising is intended to maximize the effect of their advertising campaigns. Upland Mortgage and American Business Mortgage also use a network of loan brokers along with the bank alliance program as additional sources of loans.

         Upland Mortgage's and American Business Mortgage's marketing efforts for home equity loans are focused on the eastern and central portion of the United States. In addition, Upland Mortgage and American Business Mortgage utilize branch offices in various states to market their loans. Loan processing, underwriting, servicing and collection procedures are performed at American Business Financial Service's centralized operating office located in Bala Cynwyd, Pennsylvania and a regional processing center in Roseland, New Jersey.

Underwriting Procedures and Practices

         Summarized below are some of the policies and practices which are followed in connection with the origination of business purpose loans and home equity loans. These policies and practices may be altered, amended and supplemented, from time to time, as conditions warrant. The originators reserve the right to make changes in their day-to-day practices and policies at any time.

         The originators' loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. Initially, the prospective borrower is required to provide pertinent credit information in order to complete a detailed loan application. As part of the description of the prospective borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the prospective borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel generally obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations.

         The following table outlines the key parameters of the major credit grades of the originators current home equity loan underwriting guidelines. Home equity loans represent approximately 90% of the loans the originators originate.

----------------------------------------------------------------------------------------------------------------------------
                                                              Standard Loan Programs
----------------------------------------------------------------------------------------------------------------------------
                            "A" Credit Grade         "B" Credit Grade         "C" Credit Grade         "D" Credit Grade
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
General Repayment       Has good credit but       Pays the majority of     Marginal credit          Designed to provide a
                        might have some minor     accounts on time but     history which is         borrower with poor
                        delinquency.              has some 30 and/or 60    offset by other          credit history an
                                                  day delinquency.         positive attributes.     opportunity to correct
                                                                                                    past credit problems
                                                                                                    through lower monthly
                                                                                                    payments.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Existing Mortgage       Current at application    Current at application   Cannot exceed four       Must be paid in full
Loans                   time and a maximum of     time and a maximum of    30-day delinquencies     from loan proceeds and
                        two 30 day                four 30 day              and/or two 60 day        no more than 120 days
                        delinquencies in the      delinquencies in the     delinquencies in the     delinquent.
                        past 12 months.           past 12 months.          past 12 months.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Non-Mortgage Credit     Major credit and          Major credit and         Major credit and         Major and minor credit
                        installment debt should   installment debt can     installment debt can     delinquency is
                        be current but may        exhibit some minor 30    exhibit some minor 30    acceptable, but must
                        exhibit some minor 30     and/or 60 day            and/or 90 day            demonstrate some
                        day delinquency.  Minor   delinquency.  Minor      delinquency.  Minor      payment regularity.
                        credit may exhibit some   credit may exhibit up    credit may exhibit
                        minor delinquency.        to 90 day delinquency.   more serious
                                                                           delinquency.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Bankruptcy Filings      Discharged more than 2    Discharged more than 2   Discharged more than 1   Discharged prior to
                        years with                years with               year with                closing or payoff of
                        reestablished credit.     reestablished credit.    reestablished credit.    bankruptcy debts with
                                                                                                    proceeds.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Debt Service-to-Income  Generally not to exceed   Generally not to         Generally not to         Generally not to
                        50%.                      exceed 50%.              exceed 55%.              exceed 55%.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Owner Occupied:         Generally 80% to 90%      Generally 80% to 85%     Generally 70% to 80%     Generally 60% to 65%
Loan-to-value ratio     for a 1-4 family          for a 1-4 family         for a 1-4 family         for a 1-4 family
                        dwelling residence;       dwelling residence;      dwelling residence;      dwelling residence.
                        80% for a condominium.    80% for a condominium.   70% for a condominium.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Non-Owner Occupied:     Generally 80% for a 1-4   Generally 70% for a      Generally 60% for a      N/A
Loan-to-value ratio     family dwelling or        1-4 family dwelling or   1-4 family dwelling or
                        condominium. condominium. condominium.
----------------------- ------------------------- ------------------------ ------------------------ ------------------------
Credit Score            N/A                       N/A                      N/A                      N/A
Requirement
----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                                        HLTV 2nd Programs
------------------------------------------------------------------------
                         "A+ 100" Credit Grade     "A 100" Credit Grade
----------------------- ------------------------- ----------------------
General Repayment       Has good credit but       Has good credit but
                        might have some minor     might have some minor
                        delinquency.              delinquency.




----------------------- ------------------------- ----------------------
Existing Mortgage       Current at application    Current at application
Loans                   time and a maximum of     time and a maximum of
                        one 30 day delinquency    one 30 day delinquency
                        in the past 12 months.    in the past 12 months.

----------------------- ------------------------- ----------------------
Non-Mortgage Credit     Major credit and          Major credit and
                        installment debt should   installment debt
                        be current but may        should be current but
                        exhibit some minor 30     may exhibit some minor
                        day delinquency.  Minor   30 day delinquency.
                        credit may exhibit some   Minor credit may
                        minor delinquency.        exhibit some minor
                                                  delinquency.
----------------------- ------------------------- ----------------------
Bankruptcy Filings      Discharged more than 3    Discharged more than 3
                        years with                years with
                        reestablished credit.     reestablished credit.

----------------------- ------------------------- ----------------------
Debt Service-to-Income  Generally not to exceed   Generally not to
                        50%.                      exceed 50%.
----------------------- ------------------------- ----------------------
Owner Occupied:         Generally 90.01% to       Generally 90.01% to
Loan-to-value ratio     100% for a 1-4 family     100% for a 1-4 family
                        dwelling residence        dwelling residence

----------------------- ------------------------- ----------------------
Non-Owner Occupied:     N/A                       N/A
Loan-to-value ratio

----------------------- ------------------------- ----------------------
Credit Score            650                       620
Requirement
------------------------------------------------------------------------

         Generally, business purpose loans are collateralized by residential real estate and at times commercial real estate. Loan amounts generally range from $15,000 to $500,000. The loan-to-value ratio (based solely on the appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans generally, have a maximum range of 50% to 75%. The actual maximum loan-to-value varies depending on a variety of factors including, the credit grade of the borrower, whether the collateral is a one-to-four family residence, a condominium or a commercial property and whether the property is owner occupied or non-owner occupied. The credit grade of a business purpose loan borrower will vary depending on the payment history of their existing mortgages, major lines of credit and minor lines of credit, allowing for delinquency, but generally requiring major credit to be current at closing. The underwriting of the business purpose loan includes confirmation of income or cash flow through tax returns, bank statements and other forms of proof of income and business cash flow. Generally, American Business Credit makes loans to businesses whose bankruptcy was discharged at least two years prior to closing, but American Business Credit makes exceptions to allow for the bankruptcy to be discharged at closing. In addition, American Business Credit generally receives additional collateral in the form of, among other things, personal guarantees, pledges of securities, assignments of contract rights, assignments of life insurance and lease payments and liens on business equipment and other business assets, as available. The business purpose loans American Business Credit originated during fiscal 2002 had an average loan-to-value ratio of 62.6% based solely on the real estate collateral securing the loan.

         Generally, the maximum acceptable loan-to-value ratio for home equity loans to be securitized is 100%. The home equity loans Upland Mortgage and American Business Mortgage originated during fiscal 2002 had an average loan-to-value ratio of 77.8%. From time to time, Upland Mortgage and American Business Mortgage may originate loans under their guidelines with loan-to-value ratios in excess of 100%, which may be sold with servicing released. It is Upland Mortgage's and American Business Mortgage's policy to obtain title insurance in connection with all loans.

         In determining whether the mortgaged property is adequate as collateral, the originators have an appraisal performed for each property considered for financing. The appraisal is completed by a licensed qualified appraiser on a Fannie Mae form and generally includes pictures of comparable properties and pictures of the property securing the loan.

         Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the originators, thereby weakening collateral coverage and increasing the possibility of a loss in the event of borrower default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. As a result, the originators cannot assure that the market value of the real estate underlying the loans will at any time be equal to or in excess of the outstanding principal amount of those loans. Although the originators have expanded the geographic area in which they originate loans, a downturn in the economy generally or in a specific region of the country may have an effect on their originations.

The Servicer

         American Business Credit will be responsible for servicing the mortgage loans in accordance with its established servicing procedures and the terms of the Pooling and Servicing Agreement. American Business Credit will contract with Upland Mortgage and American Business Mortgage to act as subservicers with respect to the servicing of the consumer purpose home equity loans. Upland Mortgage and American Business Mortgage follow the same servicing procedures described below with respect to American Business Credit.

         The servicer employs a staff of experienced collectors and supervisors working in shifts to manage non-performing loans. In addition, a staff of in-house attorneys and paralegals work closely with the collections staff to optimize collection efforts. The primary goal of the servicer's labor-intensive collections program is to emphasize delinquency and loss prevention.

         In servicing loans the servicer sends an invoice to borrowers on a monthly basis advising them of the required payment and its scheduled due date. The servicer begins the collection process promptly after a borrower fails to make a scheduled monthly payment. The servicer believes it begins the collection process earlier than lenders who provide financing to conforming mortgage borrowers. When a loan becomes 45 to 60 days delinquent for a home equity loan or 90 days delinquent for a business purpose loan, it is transferred to a specialist in the collections department. The specialist tries to reinstate a delinquent loan, seek a payoff, or enter into a forbearance or other agreement with the borrower to avoid foreclosure. All proposed arrangements are evaluated on a case-by-case basis, based on, among other things, the borrower's past credit history, current financial status, cooperativeness, future prospects and the reasons for the delinquency. If a loan becomes 61 or more days delinquent for a home equity loan and 91 or more days delinquent for a business purpose loan and a satisfactory arrangement with the borrower is not achieved or the borrower declares bankruptcy, the servicer's in-house attorneys and paralegals promptly address the matter. Due to this timing, the foreclosure process on most delinquent loans is commenced before the loan is 100 days past due.

         The servicer believes it is among a small number of non-conforming mortgage lenders that have an in-house legal staff dedicated to the collection of delinquent loans and the handling of bankruptcy cases. As a result, it believes its delinquent loans are reviewed from a legal perspective earlier in the collection process than is the case with loans made by traditional lenders so that troublesome legal issues can be noted and, if possible, resolved earlier. The servicer's in-house legal staff also attempts to find solutions for delinquent loans, other than foreclosure. Every loan is analyzed to compare the property value against the loan balance and solutions are presented to the borrower based on the results of that analysis, when appropriate.

         Most foreclosures are handled by outside counsel who are managed by the servicer's in-house legal staff to ensure that the time period for handling foreclosures meets or exceeds established industry standards. Frequent contact between in-house and outside counsel ensures that the process moves quickly and efficiently in an attempt to achieve a timely and economical resolution to contested matters.

Delinquency and Loan Loss Experience

         The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in American Business Credit's, Upland Mortgage's and American Business Mortgage's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of American Business Credit, Upland Mortgage and American Business Mortgage, and there can be no assurance that the future experience on the mortgage loans in the trust will be the same as, or more favorable than, that of the mortgage loans in American Business Credit's, Upland Mortgage's and American Business Mortgage's overall servicing portfolio.

                     Delinquency and Foreclosure Experience
                             (Dollars in Thousands)

                                 At June 30, 2000       At June 30, 2001        At June 30, 2002       At September 30, 2002
                                 ----------------       ----------------        ----------------       ---------------------
                                            % of                   % of                     % of                    % of
                                Amount      Amount     Amount      Amount      Amount      Amount     Amount       Amount
                               Serviced    Serviced   Serviced    Serviced    Serviced    Serviced   Serviced     Serviced
                               --------    --------   --------    --------    --------    --------   --------     --------
Servicing portfolio           $1,799,584   100.00%   $2,523,621   100.00%    $3,037,197   100.00%   $3,175,638     100.00%
60+ days past due loans:

61-90 days                    $    7,416     0.41%   $   16,166     0.64%    $   24,567     0.81%   $   30,090       0.95%
more than 90 days             $   38,962     2.17%   $   70,012     2.77%    $  105,617     3.48%   $  124,438       3.92%
                                  ------     -----   ----------     -----    ----------     -----   ----------       -----
Total 60+ days past due loans $   46,378     2.58%   $   86,178     3.41%    $  130,184     4.29%   $  154,528       4.87%
REO Properties                $   13,122     0.73%   $   28,432     1.13%    $   34,045     1.12%   $   32,434       1.02%
                              ----------     -----   ----------     -----    ----------     -----   ----------       -----
Total 60+ days past due
loans, foreclosures pending
and REO Properties            $   59,500     3.31%   $  114,610     4.54%    $  164,229     5.41%   $  186,962       5.89%
                              ==========     =====   ==========     =====    ==========     =====   ==========       =====

The preceding table was prepared using the following assumptions:

    o the past due period is based on the actual number of days that a payment is contractually past due; a loan as to which a monthly payment was due 61-90 days prior to the reporting period is considered 61-90 days past due, etc.;

    o    total past due loans includes pending foreclosures; and

    o a REO Property is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure which is recorded.

                           Loan Charge-Off Experience
                             (Dollars in Thousands)

                                               Year Ended          Year Ended          Year Ended        Quarter Ended
                                              June 30, 2000       June 30, 2001       June 30, 2002    September 30, 2002
                                              -------------       -------------       -------------    ------------------
                                                 Amount              Amount              Amount             Amount
                                                Serviced            Serviced            Serviced           Serviced
                                                --------            --------            --------           --------
Servicing portfolio....................       $ 1,799,584         $ 2,523,621         $ 3,037,197         $ 3,175,638
Average outstanding....................       $ 1,354,500         $ 2,161,603         $ 2,780,409         $ 3,106,418
  Gross losses.........................       $     3,359         $    10,889         $    15,718         $     7,931
  Loan recoveries......................       $        40         $         3         $       240         $        68
                                               ----------          ----------         -----------          ----------
  Net loan charge-offs.................       $     3,319         $    10,886         $    15,478         $     7,863
                                               ==========          ==========          ==========          ==========
  Net loan charge-offs as a
     percentage of servicing
     portfolio at period end...........              0.18%               0.43%               0.51%               0.99%
                                               ==========          ==========         ============       ============
  Net loan charge-offs as a
     percentage of average
     outstanding.......................              0.25%               0.50%               0.56%               1.01%
                                               ==========          ==========         ============       ============

The preceding table was prepared using the following assumptions:

    o "average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for such period; and

    o "gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

    o chargeoffs as a % of the portfolio for the quarter ended September 30, 2002 are annualized amounts.

         Management's Discussion and Analysis

         The above delinquency, foreclosure and loan charge-off statistics represent the servicer's recent experience and indicate notable increases during fiscal years 2001 and 2002 and the first quarter of fiscal year 2003. The servicer believes that this trend is mainly due to the impact on the mortgagors of continued uncertain economic conditions, which may include the reduction in other sources of credit to our borrowers, and to the seasoning of the managed portfolio. In addition, the delinquency percentage has increased due to increased prepayment rates resulting from refinancing activities. Refinancing is not typically available to delinquent borrowers and therefore the remaining portfolio is experiencing a higher delinquency rate. A leveling in the growth of the managed portfolio as a result of higher prepayment rates and decreases in the origination of new loans also contributed to the increase in the delinquency percentage in such periods. The increase in delinquencies and delinquency percentages in such periods was mainly due to the seasoning of the managed portfolio together with the slowing of the growth in the origination of new mortgage loans and the resulting slow down of the growth of the managed portfolio. As the statistical data in the tables is based on all of the mortgage loans in the servicing portfolio, the mortgage loans in the trust may have characteristics that distinguish them from the majority of the mortgage loans in the servicing portfolio. Accordingly, such data should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans included in the trust.

           THE TRUSTEE, THE COLLATERAL AGENT AND THE BACK-UP SERVICER

         JPMorgan Chase Bank, a New York banking corporation, has an office at 4 New York Plaza, 6th Floor, New York, New York 10004-2413. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The collateral agent will hold the mortgage files on behalf of the trustee, for the benefit of the certificateholders. The back-up servicer will compare certain information with respect to the monthly servicer remittance reports to the mortgage loan pool information provided to it by the servicer. The duties of the trustee, the collateral agent and the back-up servicer are limited solely to their respective express obligations under the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

         On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seven classes, the Class A, Class A-IO, Class M-1, Class M-2, Class B, Class X and Class R Certificates. Only the Class A, Class A-IO, Class M-1, Class M-2 and Class B Certificates will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement.

         The trust fund consists of,

         o the mortgage loans, together with the related mortgage files and all outstanding principal as of, and interest due and accruing after, the applicable Cut-Off Date,

         o    all rights of the depositor under the Unaffiliated Seller's
              Agreement,

         o such assets as from time to time are identified as REO property and related collections and proceeds,

         o cash that is deposited into the accounts, including amounts on deposit in the pre-funding account and the capitalized interest account, and invested in accordance with the Pooling and Servicing Agreement,

         o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds,

         o    Liquidation Proceeds, and

         o    released mortgaged property proceeds.

         The Offered Certificates are payable solely from collections on account of the mortgage loan pool.

         The Offered Certificates will be issued and available only in book-entry form, in denominations of $1,000 initial principal or notional balance and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the Offered Certificates in accordance with their respective percentage interests.

Book-Entry Registration

         The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal or notional balance of the related class and will initially be registered in the name of Cede & Co., the nominee of DTC. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the holders of the Offered Certificates will be represented by book-entries on the records of DTC and participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

         Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Clearstream Banking International will act as depositary for Clearstream and Euroclear Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing principal or notional amounts of $25,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences -- Foreign Investors in Regular Certificates" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I in this prospectus supplement.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

         Clearstream Banking, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the paying agent or, if the paying agent is the trustee, by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

         None of the trust, the depositor, the servicer, the back-up servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "General -- Form of Certificates" in the accompanying prospectus.

Definitive Certificates

         The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Sale of the Initial Mortgage Loans

         Pursuant to the Unaffiliated Seller's Agreement, the originators will sell, transfer, assign, set over and otherwise convey the initial mortgage loans, without recourse, to the seller and the seller will sell, transfer, assign, set over and otherwise convey the initial mortgage loans, including all principal outstanding as of, and interest due and accruing after, the initial Cut-Off Date, without recourse, to the depositor on the closing date. Pursuant to the Pooling and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each initial mortgage loan, including all principal outstanding as of, and interest due and accruing after, the initial Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the initial Cut-Off Date, and (b) interest due and accrued on each such initial mortgage loan after the initial Cut-Off Date; provided, however, that the originators will not convey, and the originators reserve and retain all their respective right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such initial mortgage loan on or prior to the initial Cut-Off Date and (y) interest accrued on each initial mortgage loan on or prior to the initial Cut-Off Date.

Sale of the Subsequent Mortgage Loans

         The trust may acquire subsequent mortgage loans with the funds on deposit in the pre-funding account at any time during the period, referred to as the Pre-Funding Period, from the closing date until the earliest of,

         o the date on which the amount on deposit in the pre-funding account is less than $100,000,

         o the date on which an event of default occurs under the terms of the Pooling and Servicing Agreement, or

         o    the close of business on March 10, 2003.

         The amount on deposit in the pre-funding account will be reduced during the Pre-Funding Period by the amount used to purchase subsequent mortgage loans in accordance with the terms of the Pooling and Servicing Agreement. The seller expects that the amount on deposit in the pre-funding account will be reduced to less than $100,000 by March 10, 2003. To the extent funds in the pre-funding account are not used to purchase subsequent mortgage loans during the Pre-Funding Period, such funds (net of the Pre-Funding Earnings) will be used to prepay the Offered Certificates on the following distribution date. The pre-funding account will be owned by the trust but will not be an asset of any REMIC. Subsequent mortgage loans will be transferred by the originators to the seller, transferred by the seller to the depositor and transferred by the depositor to the trust.

Capitalized Interest Account

         On the closing date, a portion of the proceeds from the sale of the certificates may be deposited in a capitalized interest account to be used, as necessary, by the trustee during the Pre-Funding Period to make up for any interest shortfalls that may arise in the event that interest collected on the mortgage loans is insufficient to pay all of the interest due on the certificates and expenses during that period. Any amounts remaining in the capitalized interest account which were not used for these purposes will be paid directly to the seller on the distribution date immediately following the end of the Pre-Funding Period. The capitalized interest account will be owned by the trust but will not be an asset of any REMIC.

Delivery of Mortgage Loan Documents

         In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the collateral agent on behalf of the trustee, on the closing date, with respect to each initial mortgage loan and on the related subsequent transfer date, with respect to each subsequent mortgage loan, the following documents with respect to each mortgage loan which constitute the mortgage file:

                  (a) the original mortgage note, endorsed without recourse in blank by the related originator, including all intervening endorsements showing a complete chain of endorsement;

                  (b) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the applicable recording office;

                  (c) the recorded mortgage assignment(s), or copies of them certified by the applicable recording office, if any, showing a complete chain of assignment from the original mortgagee/secured party of the related mortgage loan to the related originator -- which assignment may, at such originator's option, be combined with the assignment referred to in clause
                           (d) below;

                  (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the related originator to the trustee;

                  (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

                  (f) an original title insurance policy or (x) a copy of the title insurance policy, or (y) a binder of the mortgage or copy of such binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation.

         Pursuant to the Pooling and Servicing Agreement, the collateral agent, on behalf of the trustee agrees to execute and deliver on or prior to the closing date, with respect to the initial mortgage loans, or, on or prior to the related subsequent transfer date, with respect to subsequent mortgage loans, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The collateral agent, on behalf of the trustee, agrees, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within thirty days after the closing date or the subsequent transfer date, as applicable -- or, with respect to any Qualified Substitute Mortgage Loan, within thirty days after the receipt by the collateral agent of the mortgage loan -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

         o all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession;

         o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan; and

         o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

         If the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage file does not conform to the requirements above or to the description of the mortgage loan as set forth in the schedule of mortgage loans, the collateral agent shall promptly notify the trustee, the servicer, the back-up servicer and the seller in writing with details of such review. The seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the collateral agent. If, however, within forty-five days after the collateral agent's notice of such defect, the seller has not caused the defect to be remedied and the defect materially and adversely affects the value of, or the interest of the holders of the Offered Certificates in the mortgage loan, the seller or the related originator will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the servicing fee if American

Business Credit is the servicer effecting the repurchase, plus the amount of any unreimbursed Servicing Advances made by the servicer, which purchase price shall be deposited in the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In addition, the seller and the originators will be obligated to indemnify the trust, the trustee, the collateral agent and the holders of the Offered Certificates for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates, the trustee and the collateral agent.

Representations and Warranties of the Seller

         The seller will represent, among other things, with respect to each mortgage loan, as of the closing date or the subsequent transfer date, as applicable, the following:

         1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

         2. all of the original or certified documentation constituting the mortgage files, including all related material documents, has been or will be delivered to the collateral agent, on behalf of the trustee, on or before the closing date or the subsequent transfer date, as applicable;

         3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit, or a townhouse, or a manufactured dwelling, or an individual unit in a planned unit development, or a commercial property, or a mixed use or a multiple purpose property. Such residence, dwelling or unit is not,

         o    a unit in a cooperative apartment,

         o    a property constituting part of a syndication,

         o    a time share unit,

         o a property held in trust, except to the extent such property is mortgaged by a trustee duly qualified to serve as such in the relevant jurisdiction,

         o    a log-constructed home,

         o    a recreational vehicle, or

         o    a mobile home;

         4. each mortgage or deed of trust is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

         o the lien of current real property taxes and assessments which are not delinquent,

         o    any related first mortgage loan,

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area where the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the seller, and

         o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

         5. to the best of the seller's knowledge, none of the mortgage loans are covered by the Home Ownership and Equity Protection Act and no mortgage loan is in violation of any comparable state law;

         6. immediately prior to the transfer and assignment by the seller to the depositor, the seller had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the seller has transferred all right, title and interest in each mortgage loan to the depositor;

         7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description set forth in this prospectus supplement;

         8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement;

         9. none of the consumer mortgage loans have prepayment penalties that apply for more than five years from the date of origination; and

         10. no proceeds from any mortgage loan was used to finance single-premium credit life insurance.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by a certificateholder, the seller, the servicer, any subservicer, the back-up servicer, the collateral agent or the trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the holders of the Offered Certificates in the related mortgage loan were materially and adversely affected, notwithstanding that such representation and warranty was made to the seller's or the originator's best knowledge and the seller or the originator lacked knowledge of such breach, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within sixty days of the earlier to occur of the seller's or an originator's discovery or its receipt of notice of any such breach, the seller or the originators will,

         o    promptly cure such breach in all material respects,

         o remove each mortgage loan which has given rise to the requirement for action by the seller or the originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall, or

         o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the servicing fee if American Business Credit is the servicer, plus the amount of any unreimbursed Servicing Advances made by the servicer, and deposit such purchase price into the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

         In addition, the seller and the originators will be obligated to indemnify the depositor, the trustee, the collateral agent and the holders of the Offered Certificates for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the depositor, the trustee, the collateral agent and the holders of the Offered Certificates.

Distributions on the Mortgage Loans

         The Pooling and Servicing Agreement provides that the servicer, for the benefit of the holders of the Offered Certificates, shall establish and maintain the collection account, which will generally be (x) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each rating agency in one of its two highest rating categories at the time of any deposit into the account or (y) trust accounts maintained with a depository institution acceptable to each rating agency. The Pooling and Servicing Agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more permitted investments that mature no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the collection account to the distribution account, as described below.

         The servicer is obligated to deposit or cause to be deposited in the collection account on each business day, amounts representing the following distributions received and collections made by it after the applicable Cut-Off Date, other than in respect of monthly distributions on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the applicable Cut-Off Date:

         o all distributions on account of principal, including prepayments of principal;

         o    all distributions on account of interest on the mortgage loans;

         o all Net Liquidation Proceeds and all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

         o    all Net REO Proceeds;

         o all other amounts required to be deposited in the collection account pursuant to the Pooling and Servicing Agreement; and

         o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

         The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the servicer remittance date, which will be the 10th day of each month, or if such date is not a business day, then the preceding business day.

         The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of,

         o all collections of principal and interest on the mortgage loans, including principal prepayments, Net REO Proceeds, Insurance Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

         o all Periodic Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date; and

         o any other amounts required to be placed in the collection account by the servicer pursuant to the Pooling and Servicing Agreement,

         but excluding the following:

         (a) amounts received on a particular mortgage loan, with respect to which the servicer has previously made an unreimbursed Periodic Advance, as late distributions of interest, or as Insurance Proceeds or Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

         (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed Servicing Advance, to the extent of such unreimbursed Servicing Advance;

         (c)  for such servicer remittance date, the aggregate servicing fee;

         (d) all net income from permitted investments that are held in the collection account for the account of the servicer;

         (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

         (f)  Net Foreclosure Profits; and

         (g) certain other amounts which are reimbursable to the servicer, as provided in the Pooling and Servicing Agreement.

         The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the collection account on or prior to each servicer remittance date.

Pass-Through Rates

         The Pass-through Rates applicable to the Offered Certificates for any distribution date are as follows:

         Class A Pass-through Rate:     The lesser of (1) for any distribution
                                        date which occurs on or prior to the
                                        Clean-Up Call Date, 4.428% per annum,
                                        and for any distribution date
                                        thereafter, 4.928% per annum and (2) the Net WAC Cap for such distribution date.

         Class A-IO Pass-through Rate:  4.000% per annum.

         Class M-1 Pass-through Rate:   The lesser of (1) for any distribution
                                        date which occurs on or prior to the
                                        Clean-Up Call Date, 6.442% per annum,
                                        and for any distribution date
                                        thereafter, 6.942% per annum and (2) the Net WAC Cap for such distribution date.

         Class M-2 Pass-through Rate:   The lesser of (1) for any distribution
                                        date which occurs on or prior to the
                                        Clean-Up Call Date, 7.423% per annum,
                                        and for any distribution date
                                        thereafter, 7.923% per annum and (2) the Net WAC Cap for such distribution date.

         Class B Pass-through Rate:     The lesser of (1) for any distribution
                                        date which occurs on or prior to the
                                        Clean-Up Call Date, 8.612% per annum,
                                        and for any distribution date
                                        thereafter, 9.112% per annum and (2) the Net WAC Cap for such distribution date.

Net WAC Cap Carryover Fund

         The Pooling and Servicing Agreement establishes an account referred to as the "Net WAC Cap Carryover Fund", which is held in trust, as part of the trust fund, by the trustee. The Net WAC Cap Carryover Fund will not be an asset of any REMIC. If any of the Class A, Class M-1, Class M-2 and Class B Certificates have their Pass-through Rates limited by the application of the Net WAC Cap, the holders of such certificates will be entitled to receive payments from the Net WAC Cap Carryover Fund, to the extent available, pursuant to the Pooling and Servicing Agreement in an amount equal to any Net WAC Cap Carryover Amount for that class of certificates in the priority described under "Flow of Funds--Excess Interest" below. Any distribution by the trustee from amounts in the Net WAC Cap Carryover Fund will be made on the applicable distribution date.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each distribution date, the Excess Interest, if any, with respect to the mortgage loan pool that is not used to cover any losses in the mortgage loan pool during the prior Due Period will be applied on that distribution date as an accelerated distribution of principal on the Offered Certificates, other than the Class A-IO Certificates, but only to the limited extent hereafter described. The application of Excess Interest as a distribution of principal will have the effect of building overcollateralization, by accelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans in the mortgage loan pool.

         After the time at which the required level of overcollateralization is reached, if it is necessary to re-establish the required level of overcollateralization, the Excess Interest will again be applied as an accelerated distribution of principal on the Offered Certificates, other than the Class A-IO Certificates, to the extent necessary for the overcollateralization to reach its required level. Initially, the Overcollateralized Amount will be equal to 1.00% of the Maximum Pool Principal Balance.

         The actual rate at which the accelerated amortization will occur will be influenced by several factors, most importantly the rate of prepayment on the underlying mortgage loans and the level of delinquencies. These and other factors are described in more detail under "Prepayment and Yield Considerations" in this prospectus supplement.

         In the event that the required level of the Specified Overcollateralized Amount with respect to the mortgage loan pool is permitted to decrease or "step down" on a distribution date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be paid to the holders of the Offered Certificates on such distribution date will instead be paid in the priority set forth under "--Flow of Funds" in this prospectus supplement. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loan pool, and of reducing the Overcollateralized Amount. Further, if, on any distribution date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero -- i.e., the Overcollateralized Amount is or would be greater than the Specified Overcollateralized Amount -- then certain amounts relating to principal which would otherwise be paid to the holders of the Offered Certificates on such distribution date will instead be paid in the priority set forth under "--Flow of Funds" in this prospectus supplement, in an amount equal to the Overcollateralization Reduction Amount.

         The Pooling and Servicing Agreement provides that, on any distribution date, all amounts collected on account of principal -- other than any such amount applied to the distribution of an Overcollateralization Reduction Amount -- with respect to the mortgage loan pool during the prior calendar month will be paid to the holders of the Offered Certificates on such distribution date. In addition, the Pooling and Servicing Agreement provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be paid to the holders of the Offered Certificates on the distribution date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Overcollateralized Amount with respect to the mortgage loan pool, which, to the extent that such reduction causes the Overcollateralized Amount to be less than the Specified Overcollateralized Amount applicable to the related distribution date, will require the distribution of an Overcollateralization Increase Amount on such distribution date, or, if insufficient funds are available on such distribution date, on subsequent distribution dates, until the Overcollateralized Amount equals the Specified Overcollateralized Amount. The effect of the foregoing is to allocate losses to the holders of the Class X Certificates by reducing, or eliminating entirely, distributions of Excess Interest and Overcollateralization Reduction Amounts which such holder would otherwise receive.

Flow of Funds

         On each distribution date, the trustee, as paying agent, based solely on the information received from the servicer in the servicer remittance report prior to such distribution date shall make the following disbursements and transfers from amounts then on deposit in the distribution account until such amounts have been fully distributed.

         Interest Distributions. On each distribution date, the Interest Remittance Amount will be distributed in the following order of priority until such amounts have been fully distributed:

              (a) first, to the servicer, the servicing fee, to the extent such amounts were not retained by the servicer from collections;

              (b) second, to the trustee, the trustee fee;

              (c) third, to the back-up servicer, the back-up servicing fee and any amounts owing to the back-up servicer in connection with the transfer of servicing after the resignation or removal of the servicer, in an amount not to exceed $200,000 in the aggregate;

              (d) fourth, to each class of the Senior Certificates, the Class
                  Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that distribution date provided, however, that if the Interest Remittance Amount is not sufficient to make a full distribution of the Class Monthly Interest Amount and Class Interest Carryover Shortfall with respect to each class of Senior Certificates, the Interest Remittance Amount will be distributed pro rata among each class of the Senior Certificates based on the ratio of the Class Monthly Interest Amount and Class Interest Carryover Shortfall for such class to the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates;

              (e) fifth, to the Class M-1 Certificates, the Class Monthly
                  Interest Amount for such class and distribution date;

              (f) sixth, to the Class M-2 Certificates, the Class Monthly
                  Interest Amount for such class and distribution date;

              (g) seventh, to the Class B Certificates, the Class Monthly
                  Interest Amount for such class and distribution date; and

              (h) eighth, any remainder will be treated as Excess Interest.

         Principal Distributions. On each distribution date, the Principal Distribution Amount for that distribution date will be distributed in the following order of priority until such amounts have been fully distributed:

              (a) to the Class A Certificates the Senior Principal Distribution
                  Amount;

              (b) to the Class M-1 Certificates, the Class M-1 Principal
                  Distribution Amount;

              (c) to the Class M-2 Certificates, the Class M-2 Principal
                  Distribution Amount;

              (d) to the Class B Certificates, the Class B Principal
                  Distribution Amount;

              (e) to the Class X Certificates, the amounts described in the
                  Pooling and Servicing Agreement; and

              (f) to the Class R Certificates, any remaining amount.

         Excess Interest. On each distribution date, Excess Interest will be distributed in the following order of priority until fully distributed:

              (a) an amount equal to the Overcollateralization Increase Amount, to be applied as part of the Principal Distribution Amount pursuant to "-- Principal Distributions" above;

              (b) to the Class M-1 Certificates, the Class Interest Carryover
                  Shortfall for such class;

              (c) to the Class M-1 Certificates, the Class Principal Carryover
                  Shortfall for such class;

              (d) to the Class M-2 Certificates, the Class Interest Carryover
                  Shortfall for such class;

              (e) to the Class M-2 Certificates, the Class Principal Carryover
                  Shortfall for such class;

              (f) to the Class B Certificates, the Class Interest Carryover
                  Shortfall for such class;

              (g) to the Class B Certificates, the Class Principal Carryover
                  Shortfall for such class;

              (h) to the Net WAC Cap Carryover Fund, for subsequent distribution to the Class A, Class M-1, Class M-2 and Class B Certificates, in that order, the Net WAC Cap Carryover Amount for each such class;

              (i) to the trustee, to the extent not previously paid, an amount equal to the sum of all reimbursable expenses incurred in connection with its duties and obligations under the Pooling and Servicing Agreement and for any indemnity amounts payable to the trustee under the Pooling and Servicing Agreement;

              (j) to the back-up servicer, to the extent not paid pursuant to clause (a) of "--Interest Distributions", any amounts owing to the back-up servicer in connection with the transfer of servicing after the resignation or removal of the servicer;

              (k) to the servicer to the extent of any unreimbursed Periodic
                  Advances and Servicing Advances;

              (l) to the Class X Certificates, the amounts described in the
                  Pooling and Servicing Agreement; and

              (m) to the Class R Certificates, any remaining amount.

         Allocation of Pre-Funding Amounts. In addition to the foregoing, if any amounts remain on deposit in the pre-funding account at the end of the Pre-Funding Period, that remaining amount will be included in the Principal Remittance Amount and applied to the mandatory payment of the Class A, Class M-1, Class M-2 and Class B Certificates (based on the principal paydown rules described above) on the distribution date following the end of the Pre-Funding Period.

         Allocation of Mortgage Loan Interest Shortfalls. On any distribution date, any Mortgage Loan Interest Shortfalls will be allocated first to reduce the amounts otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Class Monthly Interest Amount for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Mortgage Loan Interest Shortfalls described in the preceding sentence.

         Allocation of Applied Realized Loss Amounts. If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate certificate principal balances of the Offered Certificates exceeds the Current Pool Principal Balance for that distribution date, the certificate principal balance of the applicable Class M-1, Class M-2 or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to the amount of that excess, until that certificate principal balance is reduced to zero. The amount of such reduction is referred to as an "Applied Realized Loss Amount".

Reports to Certificateholders

         On each distribution date the trustee will deliver to the depositor and each holder of an Offered Certificate a written remittance report, provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class of certificates as of such distribution date and such other information as required by the Pooling and Servicing Agreement.

Amendment

         The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the back-up servicer and the trustee by written agreement without notice to, or consent of, the holders of the Offered Certificates, to cure any ambiguity, to correct or supplement any provisions in the Pooling and Servicing Agreement, to comply with any changes in the Internal Revenue Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement not inconsistent with the provisions of the Pooling and Servicing Agreement or effect a significant change in the permitted activities of the trust; provided, that such action will not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Offered Certificates, adversely affect in any material respect the interests of any holder of the Offered Certificates; provided, further, that no such amendment will reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

         The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the back-up servicer and the trustee with the consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders; provided, however, that no such amendment will reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate or reduce the percentage of the Offered Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Offered Certificates.

         The Unaffiliated Seller's Agreement contains substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

         American Business Credit will act as the servicer of the mortgage loans. Upland Mortgage and American Business Mortgage will act as subservicers with respect to a portion of the mortgage loans. See "The Originators, the Seller and the Servicer" in this prospectus supplement. JPMorgan Chase Bank will act as back-up servicer and will be obligated to compare certain information contained in the monthly servicer remittance reports with other information provided to it by the servicer. See "The Trustee, the Collateral Agent and the Back-up Servicer" in this prospectus supplement. The servicer, the subservicers and the back-up servicer will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the holders of the certificates on them.

Servicing Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as servicer under the Pooling and Servicing Agreement, the servicer will be entitled with respect to each mortgage loan to the servicing fee, which is payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be an amount equal to one-twelfth of the annual servicing fee rate for each mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits in the collection account. The servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for such expenses except as specifically provided in the Pooling and Servicing Agreement.

         As compensation for its activities as back-up servicer under the Pooling and Servicing Agreement, the back-up servicer will be entitled to the back-up servicing fee, which will be payable monthly from amounts on deposit in the collection account. The back-up servicing fee will be an amount equal to one-twelfth of the back-up servicing fee rate on the outstanding principal balance of the mortgage loan pool. The back-up servicing fee rate will be 0.01125% per annum.

Periodic Advances and Servicing Advances

         Periodic Advances. The servicer is required to make Periodic Advances on each servicer remittance date, subject to the servicer's determination that such advance would be recoverable. Such Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates, plus an additional amount intended to maintain a specified level of overcollateralization and to pay the trustee's fees and the back-up servicer's fees. Notwithstanding the servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for such expenses from the trust fund. See "Description of the Certificates -- Payments on the Mortgage Loans" in this prospectus supplement.

         Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to,

         o    the preservation and restoration of the mortgaged property,

         o    enforcement proceedings, including foreclosures,

         o expenditures relating to the purchase or maintenance of a first lien not included in the trust fund on the mortgaged property, and

         o certain other customary amounts described in the Pooling and Servicing Agreement.

         These Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time such Servicing Advance was made, that it would be recoverable, such Servicing Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust fund.

         Special Advances. On the closing date, from funds received from the sale of the Offered Certificates, the trustee is required to deposit amounts into an interest reserve account with respect to mortgage loans which do not have an initial interest payment due until after December 2002 to cover interest shortfalls, if any, on the first distribution date. Subject to certain terms and conditions in the Pooling and Servicing Agreement, any funds remaining in the interest reserve account following distributions on the distribution date in January 2003 will be released to the servicer. The servicer is also required to advance amounts to the distribution account on the first servicer remittance date in January 2003 with respect to mortgage loans which do not have an initial interest payment due until after January 2003. The servicer is also required to make similar advances with respect to subsequent mortgage loans.

         Recovery of Advances. The servicer may recover Periodic Advances and Servicing Advances to the extent permitted by the Pooling and Servicing Agreement or, if not recovered from the mortgagor on whose behalf such Servicing Advance or Periodic Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a Periodic Advance or a Servicing Advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the distribution account.

         The servicer will not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance. A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such Periodic Advance or Servicing Advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

         Not later than the close of business on the 10th day of each month, the servicer is required to remit to the trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and will not have the right to reimbursement for such Compensating Interest.

Optional Purchase of Delinquent Mortgage Loans

         The seller, or any affiliate of the seller, has the option, but is not obligated, to purchase from the trust any mortgage loan 180 days or more delinquent subject to certain terms and conditions set forth in the Pooling and Servicing Agreement. Any such purchase price is required to equal the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- net of the related servicing fee, if American Business Credit is the servicer -- plus the amount of any unreimbursed Periodic Advances and Servicing Advances made by the servicer with respect to such mortgage loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

Monthly Reports

         On each servicer remittance date, the servicer is required to deliver to the trustee, the collateral agent and the back-up servicer, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "--Flow of Funds" in this prospectus supplement and containing the information to be included in the written remittance report for such distribution date delivered by the trustee to the certificateholders as described under "Description of Certificates -- Reports to Certificateholders." Within three (3) business days of the servicer remittance date, the back-up servicer will compare certain statistical information contained in the servicer remittance report against the mortgage loan pool information provided by the servicer. The back-up servicer shall notify the servicer and the trustee if the mortgage loan pool information is not in readable form or if there are any inconsistencies in respect of such statistical information between the servicer remittance report and the mortgage loan pool information. In the event that the back-up servicer reports any discrepancies, the servicer and the back-up servicer shall attempt to reconcile such discrepancies prior to the next succeeding distribution date, but in the absence of a reconciliation, the servicer remittance report will control for the purpose of calculations and distributions with respect to the next succeeding distribution date. In the event that the back-up servicer and the servicer are unable to reconcile discrepancies with respect to a servicer remittance report by the next succeeding distribution date, the servicer shall cause a firm of independent certified public accountants, at the servicer's expense, to audit the servicer remittance report and, prior to the last day of the month after the month in which such servicer remittance report was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation will be reflected in the servicer remittance report for the next succeeding distribution date. Other than the duties specifically set forth in this prospectus supplement, the back-up servicer will have no obligations under this prospectus supplement, including, without limitation, to supervise, verify, monitor or administer the performance of the servicer.

         The servicer is required to deliver to the depositor, the trustee, the collateral agent, the back-up servicer and the rating agencies, not later than March 15th of each year, starting in 2003, an officer's certificate stating that,

         o the servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement,

         o a review of the activities of the servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and

         o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

         Not later than March 15th of each year, starting in 2003, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, the collateral agent, the back-up servicer and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors will be reported.

Collection and Other Servicing Procedures

         The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Pooling and Servicing Agreement.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "General -- Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" in the accompanying prospectus.

Hazard Insurance

         The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such mortgaged property or (b) the principal balance of such mortgage loan plus the outstanding balance of any mortgage loan senior to such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The Pooling and Servicing Agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited in the distribution account but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since residential and commercial properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

         The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the Pooling and Servicing Agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will create or increase Net Liquidation Proceeds.

Removal and Resignation of the Servicer

         The trustee shall, at the direction of the Controlling Party, or may, at the direction of the majority holders of any class of Offered Certificates, with the consent of the Controlling Party, remove the servicer upon the occurrence and continuation beyond the applicable cure period (if any) of an event described below. Each of the following constitutes a "servicer event of default":

         (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the Pooling and Servicing Agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the trustee or to the servicer and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

         (b) the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, is given to the servicer by the trustee or to the servicer and the trustee by any holder of a certificate; or

         (c) any failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the servicer contained in the Pooling and Servicing Agreement, the breach of any representation and warranty set forth in the Pooling and Servicing Agreement to be true and correct, which continues unremedied for a period of thirty days after the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the trustee, or to the servicer and the trustee by any holder of a certificate; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of forty-five days; or

         (e) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (f) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

         (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the Pooling and Servicing Agreement.

         Except to permit American Business Mortgage and Upland Mortgage to act as subservicers, the servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties imposed on it by the Pooling and Servicing Agreement except by mutual consent of the servicer, American Business Credit, if American Business Credit is not the servicer, the collateral agent, the back-up servicer and the trustee, or upon the determination that the servicer's duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         Upon removal or resignation of the servicer, the back-up servicer will be the successor servicer. The back-up servicer, as successor servicer, will be obligated to pay Compensating Interest in respect of Prepayment Interest Shortfalls and to make Periodic Advances and Servicing Advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the back-up servicer is unwilling or unable to act as successor servicer, or if the Controlling Party so requests, the trustee (acting at the direction of the Controlling Party) shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the rating agencies, any established mortgage loan servicing institution acceptable to the rating agencies having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

         The back-up servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and, unless otherwise agreed by the rating agencies, no more than the same servicing compensation as the servicer. See "-- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Termination; Optional Clean-up Call

         The servicer may, at its option, call the Offered Certificates, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the Maximum Pool Principal Balance. Such purchase of the mortgage loans would result in the payment in full of principal, accrued interest and any unpaid interest on the Offered Certificates, other than the Class A-IO Certificates, and retirement of the Class A-IO Certificates on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the Pass-through Rates payable on the Class A, Class M-1, Class M-2 and Class B Certificates will be increased as described in this prospectus supplement.

         The trust is also required to terminate upon notice to the trustee of either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or Periodic Advances of same by the servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the trustee or (ii) mutual consent of the servicer and all certificateholders in writing; provided, however, that in no event will the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the other Offered Certificates, will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary prepayment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by American Business Credit or an affiliate of American Business Credit as required or permitted under the Pooling and Servicing Agreement or the Unaffiliated Seller's Agreement.

         The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust fund will experience.

         As indicated above, the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the other Offered Certificates, will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases the Offered Certificates, other than the Class A-IO Certificates, at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases the Class A-IO Certificate or who purchases the other Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. In particular, the yield on the Class A-IO Certificates will be particularly sensitive to the prepayment rate on the mortgage loans and if the rate of prepayments on the mortgage loans is significantly faster than anticipated, it is possible that holders of the Class A-IO Certificates will not recover their initial investment.

         The Pooling and Servicing Agreement provides that none of the trustee, the collateral agent, the seller, the depositor, the originators, the back-up servicer or the servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the related Pass-through Rate, with respect to any holder of certificates upon reinvestment of the funds received in connection with any premature repayment of principal on the certificates, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the servicer.

         The final stated maturity date for the Class A, Class M-1, Class M-2 and Class B Certificates is expected to be the distribution date occurring in December 2033. The Class A-IO Certificates will in no event receive distributions after the distribution date occurring in June 2005. The final stated maturity date for the Class A, Class M-1, Class M-2 and Class B Certificates was calculated using the assumption that the final stated maturity date would be the distribution date in the tenth month following the latest possible maturity date of any mortgage loan and assuming a subsequent mortgage loan having a maturity date of February 10, 2033 is purchased by the trust and included in the mortgage loan pool as of the Cut-Off Date. The weighted average life of the certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the final stated maturity date because:

         o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur;

         o the overcollateralization provisions of the transaction result in the application of Excess Interest to the distribution of principal; and

         o the servicer may, at its option as described in this prospectus supplement, call the certificates when the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the Maximum Pool Principal Balance.

         The Class M and Class B Certificates provide credit enhancement for the Senior Certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B Certificates, in reverse order of their relative payment priorities will be more sensitive (with Class B Certificates having the lowest priority and thus having the most sensitivity) to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M and Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans will reduce the certificate principal balance of the class of the related Class M and Class B Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate certificate principal balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M and Class B Certificates than would otherwise be the case.

         The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate principal balance of the mortgage loans will decline more than the aggregate certificate principal balances of the Offered Certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M and Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Senior Certificates, depending on the timing of realized losses, the Class M and Class B Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

         For all purposes, the Class B Certificates will have the lowest payment priority of any class of Subordinate Certificates.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the certificates will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment " includes liquidations due to default.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in the tables below, Home Equity Prepayment, or HEP, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a mortgage loan pool for the life of such mortgage loans. For example, 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, 23% HEP assumes a constant prepayment rate of 23% per annum. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

         The following tables have been prepared on the basis of the following modeling assumptions:

         o the mortgage loans prepay at the indicated percentage of the prepayment assumption;

         o payments on the certificates are received in cash on the 15th day of each month commencing in January 2003;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments on each mortgage loan are determined based on its outstanding principal balance, mortgage interest rate and remaining amortization term so that each such mortgage loan will amortize in full over its remaining amortization term when applicable;

         o scheduled payments on both the initial mortgage loans and subsequent mortgage loans are assumed to be received on the first day of each month commencing in December 2002, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in December 2002, and include thirty days' interest thereon;

         o the aggregate trustee fee and back-up servicing fee is equal to 0.0175% per annum;

         o interest collected on the mortgage loans during the first Due Period shall be equal to the interest due on the Offered Certificates for the first distribution date in January 2003;

         o    the certificates are purchased on December 23, 2002;

         o the Specified Overcollateralized Amount is as set forth in this prospectus supplement;

         o the entire pre-funded amount is applied to the purchase of the subsequent mortgage loans;

         o no investment income is earned on collections or other amounts on deposit in the trust accounts; and

         o the initial mortgage loans consist of nine groups of mortgage loans having the following characteristics:

                                                                    Original         Remaining      Original Balloon
       Principal             Mortgage          Net Mortgage     Amortizing Term   Amortizing Term   Term to Maturity
      Balance ($)        Interest Rate (%)  Interest Rate (%)     (in months)       (in months)        (in months)
     -------------       -----------------  -----------------   ---------------   ---------------   ----------------
      7,019,124.14           11.933              11.433               113               113                n/a
     31,989,300.79           12.901              12.401               179               179                n/a
     39,447,281.19           11.141              10.641               240               239                n/a
      3,257,607.06           10.855              10.355               285               284                n/a
    134,212,880.25           10.243               9.743               360               360                n/a
      3,841,460.62           15.961              15.461               173               172                110
     70,825,538.51           11.407              10.907               353               352                180
     37,908,147.05           10.880              10.380               360               359                240
     11,498,660.39           10.494               9.994               360               360                300

   ---------------
   $340,000,000.00
   ===============

         o the subsequent mortgage loans consist of nine groups of mortgage loans having the following characteristics:

                                                                    Original         Remaining      Original Balloon
       Principal             Mortgage          Net Mortgage     Amortizing Term   Amortizing Term   Term to Maturity
      Balance ($)        Interest Rate (%)  Interest Rate (%)     (in months)       (in months)        (in months)
     -------------       -----------------  -----------------   ---------------   ---------------   ----------------
       825,779.31            11.933              11.433               113               113                n/a
     3,763,447.15            12.901              12.401               179               179                n/a
     4,640,856.61            11.141              10.641               240               240                n/a
       383,247.89            10.855              10.355               285               285                n/a
    15,789,750.63            10.243               9.743               360               360                n/a
       451,936.54            15.961              15.461               173               173                110
     8,332,416.29            11.407              10.907               353               353                180
     4,459,782.01            10.880              10.380               360               360                240
     1,352,783.57            10.494               9.994               360               360                300

   --------------
   $40,000,000.00
   ==============

---------------

         The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing modeling assumptions, the tables below indicate the percentages of the original certificate principal balances of the classes of Offered Certificates, other than the Class A-IO Certificates, that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the modeling assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or
(iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the modeling assumptions. The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

Prepayment Scenarios

                                    SCENARIO I     SCENARIO II   SCENARIO III     SCENARIO IV     SCENARIO V     SCENARIO VI
                                    ----------     -----------   ------------     -----------     ----------     -----------
(% of HEP).......................      0%             15%            20%              23%             30%            35%

        Percentage of Original Certificate Principal Balance Outstanding

                                      Class A                                                            Class M-1
                                Prepayment Scenario                                                 Prepayment Scenario
                       -----------------------------------------                          -----------------------------------------
Distribution Date        I      II     III     IV      V      VI  Distribution Date         I      II     III     IV      V      VI
                       -----------------------------------------                          -----------------------------------------
  Initial                                                            Initial
  Percentage.........  100%    100%   100%    100%    100%   100%    Percentage........   100%    100%   100%    100%    100%   100%
  December 15, 2003     94      83     79      77      71     67     December 15, 2003    100     100    100     100     100    100
  December 15, 2004     92      66     58      53      43     36     December 15, 2004    100     100    100     100     100    100
  December 15, 2005     91      52     41      35      23     16     December 15, 2005    100     100    100     100     100    100
  December 15, 2006     89      40     31      27      19     15     December 15, 2006    100     100     85      74      52     40
  December 15, 2007     88      33     25      21      13     10     December 15, 2007    100      88     67      56      36     26
  December 15, 2008     86      27     19      16       9      6     December 15, 2008    100      74     53      42      25     16
  December 15, 2009     84      23     15      12       6      4     December 15, 2009    100      62     41      32      17     10
  December 15, 2010     81      19     12       9       4      2     December 15, 2010    100      51     32      24      12      7
  December 15, 2011     79      16      9       7       3      2     December 15, 2011    100      42     25      18       8      4
  December 15, 2012     75      13      7       5       2      1     December 15, 2012    100      35     19      13       5      0
  December 15, 2013     73      11      6       4       1      0     December 15, 2013    100      29     15      10       3      0
  December 15, 2014     69       9      4       3       1      0     December 15, 2014    100      24     12       7       0      0
  December 15, 2015     66       7      3       2       0      0     December 15, 2015    100      19      9       6       0      0
  December 15, 2016     62       6      3       2       0      0     December 15, 2016    100      16      7       4       0      0
  December 15, 2017     38       3      1       1       0      0     December 15, 2017    100       9      3       0       0      0
  December 15, 2018     36       3      1       0       0      0     December 15, 2018     97       8      0       0       0      0
  December 15, 2019     34       2      1       0       0      0     December 15, 2019     92       6      0       0       0      0
  December 15, 2020     32       2      0       0       0      0     December 15, 2020     86       5      0       0       0      0
  December 15, 2021     30       1      0       0       0      0     December 15, 2021     80       3      0       0       0      0
  December 15, 2022     22       1      0       0       0      0     December 15, 2022     58       0      0       0       0      0
  December 15, 2023     20       1      0       0       0      0     December 15, 2023     55       0      0       0       0      0
  December 15, 2024     19       0      0       0       0      0     December 15, 2024     51       0      0       0       0      0
  December 15, 2025     17       0      0       0       0      0     December 15, 2025     46       0      0       0       0      0
  December 15, 2026     15       0      0       0       0      0     December 15, 2026     41       0      0       0       0      0
  December 15, 2027     12       0      0       0       0      0     December 15, 2027     33       0      0       0       0      0
  December 15, 2028     10       0      0       0       0      0     December 15, 2028     28       0      0       0       0      0
  December 15, 2029      8       0      0       0       0      0     December 15, 2029     22       0      0       0       0      0
  December 15, 2030      6       0      0       0       0      0     December 15, 2030     15       0      0       0       0      0
  December 15, 2031      3       0      0       0       0      0     December 15, 2031      8       0      0       0       0      0
  December 15, 2032      0       0      0       0       0      0     December 15, 2032      0       0      0       0       0      0
Weighted Average                                                  Weighted Average
   Life to Maturity..14.93    4.70   3.69    3.25    2.51   2.11     Life to Maturity.. 22.71    9.25   7.21    6.35    5.07   4.65
Weighted Average                                                  Weighted Average
   Life to Call......14.83    4.45   3.45    3.03    2.33   1.96     Life to Call...... 22.44    8.62   6.63    5.79    4.63   4.28

        Percentage of Original Certificate Principal Balance Outstanding

                                      Class M-2                                                            Class B1
                                Prepayment Scenario                                                 Prepayment Scenario
                       -----------------------------------------                          -----------------------------------------
Distribution Date        I      II     III     IV      V      VI  Distribution Date         I      II     III     IV      V      VI
                       -----------------------------------------                          -----------------------------------------
  Initial                                                            Initial
  Percentage.........  100%    100%   100%    100%    100%   100%    Percentage........   100%    100%   100%    100%   100%    100%
  December 15, 2003    100     100    100     100     100    100     December 15, 2003    100     100    100     100    100     100
  December 15, 2004    100     100    100     100     100    100     December 15, 2004    100     100    100     100    100     100
  December 15, 2005    100     100    100     100     100    100     December 15, 2005    100     100    100     100    100     100
  December 15, 2006    100     100     85      74      52     40     December 15, 2006    100     100     85      74     52      40
  December 15, 2007    100      88     67      56      36     26     December 15, 2007    100      88     67      56     36      26
  December 15, 2008    100      74     53      42      25     16     December 15, 2008    100      74     53      42     25      16
  December 15, 2009    100      62     41      32      17     10     December 15, 2009    100      62     41      32     17      10
  December 15, 2010    100      51     32      24      12      6     December 15, 2010    100      51     32      24     12       0
  December 15, 2011    100      42     25      18       8      0     December 15, 2011    100      42     25      18      5       0
  December 15, 2012    100      35     19      13       3      0     December 15, 2012    100      35     19      13      0       0
  December 15, 2013    100      29     15      10       0      0     December 15, 2013    100      29     15      10      0       0
  December 15, 2014    100      24     12       7       0      0     December 15, 2014    100      24     12       3      0       0
  December 15, 2015    100      19      9       3       0      0     December 15, 2015    100      19      9       0      0       0
  December 15, 2016    100      16      7       0       0      0     December 15, 2016    100      16      0       0      0       0
  December 15, 2017    100       9      0       0       0      0     December 15, 2017    100       9      0       0      0       0
  December 15, 2018     97       8      0       0       0      0     December 15, 2018     97       4      0       0      0       0
  December 15, 2019     92       5      0       0       0      0     December 15, 2019     92       0      0       0      0       0
  December 15, 2020     86       2      0       0       0      0     December 15, 2020     86       0      0       0      0       0
  December 15, 2021     80       0      0       0       0      0     December 15, 2021     80       0      0       0      0       0
  December 15, 2022     58       0      0       0       0      0     December 15, 2022     58       0      0       0      0       0
  December 15, 2023     55       0      0       0       0      0     December 15, 2023     55       0      0       0      0       0
  December 15, 2024     51       0      0       0       0      0     December 15, 2024     51       0      0       0      0       0
  December 15, 2025     46       0      0       0       0      0     December 15, 2025     46       0      0       0      0       0
  December 15, 2026     41       0      0       0       0      0     December 15, 2026     41       0      0       0      0       0
  December 15, 2027     33       0      0       0       0      0     December 15, 2027     33       0      0       0      0       0
  December 15, 2028     28       0      0       0       0      0     December 15, 2028     28       0      0       0      0       0
  December 15, 2029     22       0      0       0       0      0     December 15, 2029     22       0      0       0      0       0
  December 15, 2030     15       0      0       0       0      0     December 15, 2030     15       0      0       0      0       0
  December 15, 2031      8       0      0       0       0      0     December 15, 2031      5       0      0       0      0       0
  December 15, 2032      0       0      0       0       0      0     December 15, 2032      0       0      0       0      0       0
Weighted Average                                                  Weighted Average
   Life to Maturity..22.70    9.17   7.18    6.29    4.96   4.45     Life to Maturity.. 22.68    9.06   7.10    6.21   4.87    4.33
Weighted Average                                                 Weighted Average
   Life to Call......22.44    8.62   6.63    5.79    4.57   4.12     Life to Call...... 22.44    8.62   6.63    5.79   4.55    4.05

-------------

         The preceding tables were prepared using the following assumptions:

    o the weighted average life of the certificates is determined by (a) multiplying the amount of each principal distribution used to retire the certificates by the number of years from the closing date to the date on which such principal distribution is received; (b) adding the results; and (c) dividing the sum by the original certificate principal balance of the applicable class,

    o in the "Weighted Average Life to Call" rows above, the certificates are called due to the exercise by the servicer of its clean-up call option to repurchase the mortgage loans on the first distribution date on which the aggregate outstanding principal balance of all the then outstanding mortgage loans is equal to or less than 10% of the Maximum Pool Principal Balance, and

    o in the " Weighted Average Life to Maturity" rows above, no exercise of the servicer's clean-up call option ever occurs.

Yield Sensitivity of the Class A-IO Certificates

         Distributions on the Class A-IO Certificates will be calculated on a notional balance which with respect to each distribution date occurring prior to the July 2005 distribution date, is equal to the lesser of (x) the Class A-IO Scheduled Notional Balance and (y) the aggregate outstanding principal balance of the mortgage loans as of the first day of the related Due Period; and on and after the distribution date occurring in July 2005, is equal to $0. Investors should note that the Class A-IO Certificates are only entitled to distributions through the distribution date in June 2005. In addition, if, on any distribution date, the aggregate outstanding principal balance of the mortgage loans falls below the Class A-IO Scheduled Notional Balance for such distribution date, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. Further, if the aggregate outstanding principal balance of the mortgage loans is reduced to that level prior to that date, the Clean-up Call Date will occur and the servicer will be entitled to effect an optional termination of the trust. Upon any such termination, the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their initial investments.

         If the actual prepayment rate on the mortgage loans were to exceed certain rates, then assuming the mortgage loans behave in conformity with all other modeling assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any Class A-IO Certificates.

         In preparing the table below, the Constant Prepayment Rate prepayment model was used. CPR represents an assumed constant rate of repayment of loans outstanding as of the beginning of each month expressed as a per annum percentage. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

                                Class A-IO Yields

                          Prepayment
                          Assumption
                            (CPR)               Yield
                          ----------            -----
                             30%                 4.500%
                             50%                 4.500%
                             60%                 4.461%
                             65%               (3.336)%
                             70%              (17.709)%

         The pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow on the Closing Date to equal the assumed purchase price (which is equal to 7.12778% of the initial notional balance plus accrued interest), and converting such monthly rate to a corporate bond equivalent rate. The assumed stream of cash flow to be paid on the Class A-IO Certificates was calculated using the modeling assumptions set forth above in the "Percentage of Original Certificate Balance Outstanding" tables, assuming the servicer's clean-up call is exercised, and the application of the indicated level of CPR. The calculations represented by the above table do not take into account the interest rate at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered. There is no assurances that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the information in the section entitled, "Material Federal Income Tax Consequences" in the accompanying prospectus.

         The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

REMIC Elections

         One or more REMIC elections will be made with respect to specified assets of the trust. Dewey Ballantine LLP, tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are timely made and compliance with the Pooling and Servicing Agreement, the trust, other than the pre-funding account, the capitalized interest account and the Net WAC Cap Carryover Fund, will be treated as one or more REMICs for federal income tax purposes. Each of the Offered Certificates (other than the rights of the Class A, Class M-1, Class M-2 and Class B Certificateholders to receive Net WAC Cap Carryover Amounts) will be a regular interest in a REMIC. The right of a holder of a Class A, Class M-1, Class M-2 or Class B Certificate to receive payments of any Net WAC Cap Carryover Amount will have the characteristics described below.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the Offered Certificates under an accrual method. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC and FASIT Regular Certificates -- General" in the accompanying prospectus.

Special Tax Attributes

         The Offered Certificates (other than the rights of the Class A, Class M-1, Class M-2 and Class B Certificateholders to receive Net WAC Cap Carryover Amounts) possess special tax attributes by virtue of the REMIC provisions of the Code. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC and FASIT Regular Certificates -- General" in the accompanying prospectus.

Discount and Premium

         It is not anticipated that the Offered Certificates (other than the Class A-IO Certificates) will be issued with any original issue discount ("OID") other than possibly OID within a de minimis exception. Accordingly, the provisions of Sections 1271 through 1273 and 1275 generally will not apply to the Offered Certificates (other than the Class A-IO Certificates). OID will be considered de minimis if it is less than 0.25% of the principal amount of an Offered Certificate multiplied by its expected weighted average life. The Class A-IO Certificates will be issued with OID. Because rules regarding the accrual of income on prepayable debt instruments such as the Offered Certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the Offered Certificates is not clear. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the Offered Certificates is 23% HEP. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an Offered Certificate for more than its remaining stated redemption price at maturity may be subject to the "premium" rules of the Code. A subsequent purchaser who buys an Offered Certificate with more than a de minimis amount of "market discount" will be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount" in the accompanying prospectus.

Sale or Redemption of the Offered Certificates

         If an Offered Certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate generally will equal the cost of the certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income on the certificate and reduced by distributions on the certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income on the certificate. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Sales of Certificates" in the accompanying prospectus.

Net WAC Cap Carryover Amounts

         The holders of the Class A, Class M-1, Class M-2 and Class B Certificates and the related rights to receive Net WAC Cap Carryover Amounts will be treated for tax purposes as owning two separate investments: (i) the Class A, Class M-1, Class M-2 and Class B Certificates without the right to receive Net WAC Cap Carryover Amounts and (ii) the right to receive Net WAC Cap Carryover Amounts. The holders of the Class A, Class M-1, Class M-2 and Class B Certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class A, Class M-1, Class M-2 and Class B Certificates for calculating accruals of original issue discount. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount" in the accompanying prospectus.

         The trust intends to treat Net WAC Cap Carryover Amounts as a notional principal contract for federal income tax purposes. Treasury Regulations under
Section 446 of the Code relating to notional principal contracts, or the "Notional Principal Contract Regulations", provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Net WAC Cap Carryover Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the Net WAC Cap Carryover Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         Alternative federal income tax characterization of the Net WAC Cap Carryover Amounts is possible, including treatment of the Net WAC Cap Carryover Amounts as indebtedness or an interest in a partnership. The amount, timing and character of the income and deductions for a Class A, Class M-1, Class M-2 or Class B Certificateholder of the Net WAC Cap Carryover Amounts would differ if the Net WAC Cap Carryover Amounts were held to constitute indebtedness or an interest in a partnership. Because the trust will treat the Net WAC Cap Carryover Amounts as a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Net WAC Cap Carryover Amounts. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Net WAC Cap Carryover Amounts.

         The right to receive the Net WAC Cap Carryover Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Other Matters

         For a discussion of information reporting, backup withholding and taxation of foreign investors in the Offered Certificates, see "Material Federal Income Tax Consequences -- Reporting and Other Administrative Matters", "-- Backup Withholding with Respect to Securities" and "-- Foreign Investors in Regular Certificates" in the accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates and Net WAC Cap Carryover Amounts under the tax laws of any state. Investors considering an investment in the Offered Certificates and Net WAC Cap Carryover Amounts may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the accompanying prospectus.

         The U.S. Department of Labor (the "DOL") has granted to Credit Suisse First Boston Corporation, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-90, Exemption Application No. D-6555, 54 Fed. Reg. 42597 (1989)) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The DOL has also granted to Bear, Stearns & Co. Inc., one of the underwriters, a similar administrative exemption (PTE 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)). PTE 89-90 and PTE 90-30 are hereafter collectively referred to as the "Exemption". The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997); PTE 2000-58,
Exemption Application No. D-10829,65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, and to non-subordinated certificates rated in the two highest generic rating categories issued by investment pools containing residential and home equity mortgage loans for which the loan-to-value ratio is greater than 100% and less than 125%, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

                  (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's or Moody's (each, a "Rating Agency");

                  (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the underwriters;

                  (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

                  (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

                  (6) In the event that all of the obligations used to fund the trust fund have not been transferred to the trust fund on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the trust fund under a pre-funding feature within ninety days or three months following the closing date.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. The Exemption does not apply to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the back-up servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

         The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

         Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

         Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the Exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

         The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated December 18, 2002, the depositor has agreed to sell to the underwriters named below the following respective principal amounts or percentage interests, as applicable, of the Offered Certificates:

                                                                Percentage
                                              Principal        Interest of         Principal
                                          Balance of Class      Class A-IO     Balance of Class
              Underwriter                  A Certificates      Certificates    M-1 Certificates
--------------------------------------    ----------------     ------------    ----------------
Credit Suisse First Boston Corporation     $289,275,000            100%          $21,850,000
Bear, Stearns & Co. Inc.                     41,325,000             --                    --
                                           ------------            ---           -----------
     Total:                                $330,600,000            100%          $21,850,000
                                           ============            ===           ===========

                                              Principal Balance    Principal Balance
                                                of Class M-2         of Class B
              Underwriter                       Certificates        Certificates
--------------------------------------        -----------------    -----------------
Credit Suisse First Boston Corporation          $18,050,000           $2,500,000
Bear, Stearns & Co. Inc.                                 --                   --
                                                -----------           ----------
     Total:                                     $18,050,000           $2,500,000
                                                ===========           ==========

         The Underwriting Agreement provides that the underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Offered Certificates may be terminated.

         The underwriters propose to offer the Offered Certificates initially at the respective public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the following respective selling concessions of the principal balance or notional balance, as applicable, per Offered Certificate. The underwriters and selling group members may allow the following respective reallowance discounts of the principal balance or notional balance, as applicable, per Offered Certificate on sales to other broker/dealers.

                                Selling          Reallowance
          Class                Concession         Discount
         -------               ----------        -----------
            A                   0.1200%            0.0600%
           A-IO                 0.0107%            0.0053%
           M-1                  0.3420%            0.1710%
           M-2                  0.4200%            0.2100%
            B                   0.4800%            0.2400%


After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

         The Offered Certificates are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue making a secondary market for the Offered Certificates at any time without notice. No assurance can be given as to whether there will be a trading market for Offered Certificates at any time after purchase.

         The aggregate original certificate principal balance of the Class B Certificates is $5,700,000. The underwriters are offering Class B Certificates with an original certificate principal balance of $2,500,000, as described above. The remaining Class B Certificates with an original certificate principal balance of $3,200,000 may be offered by American Business Financial Services or one of its affiliates from time to time directly or through one or more underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting agreement in effect for these securities. Proceeds to American Business Financial Services or one of its affiliates from any sale of the remaining Class B Certificates will equal the purchase price paid by the purchaser, net of any expenses payable by American Business Financial Services or one of its affiliates and any compensation payable to any underwriter or agent.

         The depositor has agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o Over-allotment involves sales by the underwriters of Offered Certificates in excess of the principal amount of the Offered Certificates the underwriters are obligated to purchase, which creates a syndicate short position.

         o Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Offered Certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

         o Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Offered Certificates or preventing or retarding a decline in the market price of the Offered Certificates. As a result the price of the Offered Certificates may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Information by Reference".

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates will be passed upon for the originators, the seller and the servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, for the depositor and the underwriters by Cadwalader, Wickersham & Taft, New York, New York, and for the seller by Dewey Ballantine LLP, New York, New York. The Pooling and Servicing Agreement and the trust will be governed under the laws of the State of New York.

                                     RATINGS

         It is a condition to the original issuance of the Offered Certificates that they will receive the respective ratings set forth below:

                  Class             Moody's              S&P
                 -------           ---------            -----
                    A                 Aaa                AAA
                  A-IO                Aaa                AAA
                   M-1                Aa2                AA
                   M-2                 A2                 A
                    B                 Baa2               BBB


         The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, or the anticipated yields in light of prepayments. Further, the ratings on the Class A-IO Certificates do not address whether investors will recoup their initial investment. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the certificates. Additionally, the ratings on the Class A, Class M-1, Class M-2 and Class B Certificates do not address the likelihood of the payment of Net WAC Cap Carryover Amounts.

                                    GLOSSARY

         The following terms have the meanings given below when used in this prospectus supplement.

         Applied Realized Loss Amounts has the meaning specified under "Description of the Certificates--Flow of Funds--Application of Realized Loss Amounts" in this prospectus supplement.

         Basic Principal Distribution Amount means, for any distribution date, the positive excess of (x) the Principal Remittance Amount for such distribution date over (y) the Excess Overcollateralized Amount for such distribution date.

         Class A-IO Notional Balance means an amount, with respect to each distribution date occurring prior to the July 2005 distribution date, equal to the lesser of (x) the aggregate outstanding principal balance of the mortgage loans on the first day of the related Due Period and (y) the Class A-IO Scheduled Notional Balance.

         Class A-IO Scheduled Notional Balance means the applicable amount set forth in the following schedule:

                               Class A-IO                                      Class A-IO
                                Scheduled                                       Scheduled
  Distribution Date         Notional Balance        Distribution Date       Notional Balance
  -----------------         ----------------        -----------------       ----------------
January 2003                  $99,800,000          May 2004                    $78,000,000
February 2003                 $99,800,000          June 2004                   $78,000,000
March 2003                    $99,800,000          July 2004                   $77,200,000
April 2003                    $98,300,000          August 2004                 $77,200,000
May 2003                      $98,300,000          September 2004              $77,200,000
June 2003                     $98,300,000          October 2004                $61,100,000
July 2003                     $94,700,000          November 2004               $61,100,000
August 2003                   $94,700,000          December 2004               $61,100,000
September 2003                $94,700,000          January 2005                $48,500,000
October 2003                  $89,500,000          February 2005               $48,500,000
November 2003                 $89,500,000          March 2005                  $48,500,000
December 2003                 $89,500,000          April 2005                  $41,500,000
January 2004                  $83,500,000          May 2005                    $41,500,000
February 2004                 $83,500,000          June 2005                   $41,500,000
March 2004                    $83,500,000          July 2005
April 2004                    $78,000,000            and thereafter                     $0

         Class B Principal Distribution Amount means (x) prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect, (i) if any of the Class A, Class M-1 or Class M-2 Certificates remain outstanding, zero or (ii) if the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates has been reduced to zero, the lesser of (a) the certificate principal balance of the Class B Certificates immediately prior to such distribution date and (b) 100% of the Principal Distribution Amount and (y) following the Stepdown Date and to the extent a Trigger Event is not in effect, the least of (1) the Principal Distribution Amount remaining after distribution of the Senior, Class M-1 and Class M-2 Principal Distribution Amounts on the related distribution date, (2) the excess of (i) the sum of (a) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates after distribution of the Senior, Class M-1 and Class M-2 Principal Distribution Amounts on the related distribution date and (b) the certificate principal balance of the Class B Certificates immediately prior to the related distribution date over (ii) the lesser of (a) approximately 88.50% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero) and (3) the certificate principal balance of the Class B Certificates immediately prior to the related distribution date.

         Class Interest Carryover Shortfall means, as to any class of Offered Certificates and any distribution date, an amount equal to the sum of (a) the excess of the Class Monthly Interest Amount for such class (the amount to which the class is entitled in the absence of any shortfall but after giving effect to the Net WAC Cap) for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding distribution dates, over the amount in respect of interest that is actually distributed to the holders of that class on the preceding distribution date, plus (b) one month's interest on the excess, to the extent permitted by law, at the related Pass-through Rate.

         Class M Certificates means the Class M-1 and Class M-2 Certificates.

         Class M-1 Principal Distribution Amount means (x) prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect, (i) if any Class A Certificates remain outstanding, zero or (ii) if the certificate principal balance of the Class A Certificates has been reduced to zero, the lesser of (a) the certificate principal balance of the Class M-1 Certificates immediately prior to such distribution date and (b) 100% of the Principal Distribution Amount and (y) following the Stepdown Date and to the extent a Trigger Event is not in effect, the least of (1) the Principal Distribution Amount remaining after distribution of the Senior Principal Distribution Amount on the related distribution date, (2) the excess of (i) the sum of (a) the certificate principal balance of the Class A Certificates after distribution of the Senior Principal Distribution Amount on the related distribution date and (b) the certificate principal balance of the Class M-1 Certificates immediately prior to the related distribution date over (ii) the lesser of (a) approximately 76.00% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero) and (3) the certificate principal balance of the Class M-1 Certificates immediately prior to the related distribution date.

         Class M-2 Principal Distribution Amount means (x) prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect, (i) if any of the Class A and Class M-1 Certificates remain outstanding, zero or (ii) if the aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates has been reduced to zero, the lesser of
(a) the certificate principal balance of the Class M-2 Certificates immediately prior to such distribution date and (b) 100% of the Principal Distribution Amount and (y) following the Stepdown Date and to the extent a Trigger Event is not in effect, the least of (1) the Principal Distribution Amount remaining after distribution of the Senior and Class M-1 Principal Distribution Amounts on the related distribution date, (2) the excess of (i) the sum of (a) the aggregate certificate principal balance of the Class A and Class M-1 Certificates after distribution of the Senior and Class M-1 Principal Distribution Amounts, on the related distribution date and (b) the aggregate certificate principal balance of the Class M-2 Certificates immediately prior to the related distribution date over (ii) the lesser of (a) approximately 85.50% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero) and (3) the certificate principal balance of the Class M-2 Certificates immediately prior to the related distribution date.

         Class Monthly Interest Amount means, for each class of Offered Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the certificate principal balance of such class immediately prior to such distribution date at the related Pass-through Rate, as reduced by that class's pro rata share of Mortgage Loan Interest Shortfalls for such distribution date as described under "Description of the Certificates -- Flow of Funds -- Allocation of Mortgage Loan Interest Shortfalls" in this prospectus supplement.

         Class Principal Carryover Shortfall means, as to any class of Subordinate Certificates and any distribution date, the excess, if any, of (a) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on such distribution date as a result of Applied Realized Loss Amounts and (y) the amount of such reductions on prior distribution dates, over (b) the amount distributed in respect of the Class Principal Carryover Shortfall to such class of Subordinate Certificates on prior distribution dates. Any amounts distributed to a class of Subordinate Certificates in respect of any Class Principal Carryover Shortfalls will not be applied to reduce the certificate principal balance of that class.

         Clean-Up Call Date means the first distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the Maximum Pool Principal Balance.

         Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments in full during the related due period and (b) the aggregate of the servicing fees received by the servicer in the related due period; provided, however, that Compensating Interest with respect to any mortgage loan and any distribution date will not exceed the servicing fees due in respect of such mortgage loan on such distribution date.

         Controlling Party means the trustee, acting at the direction of the holders of a majority of the outstanding certificate principal balance of the Offered Certificates, so long as any of them are outstanding.

         Cumulative Loss Trigger Event means, with respect to any distribution date, the event that occurs if the percentage obtained by dividing (x) the aggregate amount of Liquidated Loan Losses incurred from the initial Cut-Off Date through the last day of the related Due Period by (y) the Maximum Pool Principal Balance exceeds the following percentages with respect to such distribution date:

      Distribution Date                        Loss Percentage
      -----------------                        ---------------
  January 2006-December 2006      2.75% for the first month, plus an additional
                                  1/12 of 1.75% for each month thereafter

  January 2007-December 2007      4.50% for the first month, plus an additional
                                  1/12 of 1.50% for each month thereafter

  January 2008-December 2008      6.00% for the first month, plus an additional
                                  1/12 of 1.00% for each month thereafter

  January 2009-December 2009      7.00% for the first month, plus an additional
                                  1/12 of 0.25% for each month thereafter

  January 2010 and thereafter     7.25%


         Current Pool Principal Balance means, with respect to any distribution date, the sum of (i) the aggregate outstanding principal balance of the mortgage loans on the last day of the related Due Period, and (ii) the amount on deposit in the pre-funding account immediately prior to the distribution date.

         Cut-Off Date means, with respect to the initial mortgage loans, the close of business on November 30, 2002; provided, that, with respect to initial mortgage loans originated after November 30, 2002, the Cut-Off Date will be the date of origination of such initial mortgage loans, and, with respect to subsequent mortgage loans, the close of business on the last day of the calendar month preceding the month in which the subsequent mortgage loans were acquired by the trust; provided, further, with respect to any such subsequent mortgage loans that were originated after such date, the Cut-off Date will be the date of the origination of such subsequent mortgage loans.

         Delinquency Trigger Event means, with respect to any distribution date, the event that occurs when the three-month rolling average of the mortgage loans that are 60+ days delinquent exceeds 45% of the Senior Enhancement Percentage. Mortgage loans 60+ days delinquent for the three preceding Due Periods include the sum of all mortgage loans that are (i) 60+ days delinquent, (ii) in foreclosure, (iii) REO Property and (iv) in bankruptcy and are 60+ days delinquent.

         Due Period means, with respect to each distribution date, the calendar month preceding that distribution date.

         Excess Interest for any distribution date is equal to the sum of (x) the amount described in clause (h) of "Description of Certificates -- Flow of Funds -- Interest Distributions" for such distribution date and (y) the Excess Overcollateralized Amount for such distribution date.

         Excess Overcollateralized Amount means, with respect to any distribution date, the excess, if any, of (a) the Overcollateralized Amount that would apply on such distribution date after taking into account all distributions that would be made on such distribution date (other than the Overcollateralization Reduction Amounts) over (b) the Specified
Overcollateralized Amount.

         Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of such unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

         Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor.

         Interest Accrual Period means, with respect to all certificates, the calendar month preceding the calendar month of the current distribution date.

         Interest Remittance Amount means, with respect to any distribution date, the interest collected or advanced on the mortgage loans during the related Due Period, net of certain reimbursable amounts, plus investment earnings on amounts on deposit in the pre-funding account plus any amounts released from the capitalized interest account for deposit in the distribution account.

         Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) the Net Liquidation Proceeds.

         Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed, in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO Property disposition or otherwise and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

         Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

         Liquidation Proceeds are amounts, other than Insurance Proceeds, received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or
(y) the liquidation of a defaulted mortgage loan through a sale, REO Property disposition or otherwise.

         Maximum Pool Principal Balance means the sum of (i) the aggregate outstanding principal balance of the initial mortgage loans as of their respective Cut-Off Dates and (ii) the original amount on deposit in the pre-funding account on the closing date.

         Mortgage Loan Interest Shortfalls means Relief Act Shortfalls and Prepayment Interest Shortfalls.

         Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) the aggregate Liquidated Loan Losses with respect to such servicer remittance date.

         Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the servicer.

         Net REO Proceeds as to any REO Property, are REO Proceeds net of any related expenses of the servicer.

         Net WAC Cap means, as of any distribution date, the weighted average interest rate of the mortgage loans less (i) the servicing fee, (ii) the trustee fee, (iii) the back-up servicing fee, and (iv) the product of (a) 4.00% per annum and (b) a fraction, the numerator of which is the Class A-IO Notional Balance for that distribution date and the denominator of which is the sum of
(i) the aggregate outstanding principal balance of the mortgage loans as of the beginning of the related Due Period and (ii) any amount on deposit in the pre-funding account immediately prior to such distribution date (net of the Pre-Funding Earnings).

         Net WAC Cap Carryover Amount is, with respect to the Class A, Class M-1, Class M-2 and Class B Certificates and any distribution date, the sum of
(a) the excess, if any, of the Class Monthly Interest Amount for such class, calculated at the applicable Pass-through Rate without regard to the Net WAC Cap, over the Class Monthly Interest Amount for such class for the applicable distribution date, (b) any Net WAC Cap Carryover Amount remaining unpaid from prior distribution dates, and (c) one month's interest on the amount in clause
(b) calculated at the applicable Pass-through Rate without regard to the Net WAC Cap.

         OC Floor means 0.50% of the Maximum Pool Principal Balance.

         Offered Certificates means the Senior Certificates and the Subordinate Certificates.

         Overcollateralization Increase Amount means, for any distribution date, the lesser of (x) the Excess Interest for such distribution date and (y) the Specified Overcollateralization Amount for such distribution date minus the Overcollateralized Amount immediately prior to such distribution date.

         Overcollateralization Reduction Amount with respect to any distribution date, is the lesser of (a) the Excess Overcollateralized Amount for such distribution date and (b) the Principal Remittance Amount for such distribution date.

         Overcollateralized Amount means, with respect to any distribution date, the excess, if any, of (a) the Current Pool Principal Balance for that distribution date, over (b) the aggregate certificate principal balance of the Offered Certificates as of such distribution date, following the making of all distributions on such distribution date, other than with respect to any Overcollateralization Increase Amount for such distribution date.

         Pass-through Rate means, for any class of Offered Certificates and any distribution date, the applicable rate described under "Description of the Certificates -- Pass-through Rates" in this prospectus supplement.

         Periodic Advances means advances made by the servicer on each distribution date with respect to delinquent payments of interest on the mortgage loans, at a rate equal to the interest rate on the related mortgage note, less the servicing fee rate.

         Pre-Funding Earnings means the investment earnings on amounts on deposit in the pre-funding account.

         Pre-Funding Period has the meaning specified under "Description of the Certificates--Sale of the Subsequent Mortgage Loans" in this prospectus supplement.

         Prepayment Interest Shortfall means, with respect to any distribution date, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940 or other similar state statutes, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the servicing fee is calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

         Principal Distribution Amount means, for each distribution date, the sum of (x) the Basic Principal Distribution Amount for such distribution date and (y) the Overcollateralization Increase Amount for such distribution date.

         Principal Remittance Amount for any distribution date will be the sum, without duplication, of:

              (1) all principal in respect of the mortgage loans actually collected during the related due period;

              (2) the principal balance of each mortgage loan that either was repurchased by the seller or purchased by the servicer on the related servicer remittance date, to the extent such principal balance is actually received by the trustee;

              (3) any substitution adjustments delivered by the seller on the related servicer remittance date in connection with a substitution of a mortgage loan, to the extent such substitution adjustments are actually received by the trustee;

              (4) the Net Liquidation Proceeds actually collected by the servicer of all mortgage loans during the prior calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

              (5) on the January 2003, February 2003 or March 2003 distribution dates, moneys released from the pre-funding account;

              (6) the proceeds received by the trustee upon the exercise by the servicer of its option to repurchase the mortgage loans on or after the Clean-up Call Date; and

              (7) the proceeds received by the trustee on any termination of the trust-- to the extent such proceeds relate to principal.

         Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

         o relates or relate to a detached one-family residence or to the same type of residential dwelling or commercial property as the deleted mortgage loan and, has or have the same or a better lien priority as the deleted mortgage loan and has or have the same occupancy status as the deleted mortgage loan or is or are owner-occupied mortgaged property or properties;

         o matures or mature no later than, and not more than one year earlier than, the deleted mortgage loan;

         o has or have a LTV or LTVs at the time of such substitution no higher than the LTV of the deleted mortgage loan;

         o has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted mortgage loan;

         o has or have a principal balance or principal balances, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the principal balance of the deleted mortgage loan as of such date;

         o has or have a mortgage interest rate of at least the same interest rate as the deleted mortgage loan; and

         o complies or comply, as of the date of substitution, with each representation and warranty set forth in the Unaffiliated Seller's Agreement.

         Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldier's and Sailors' Civil Relief Act of 1940 or similar state statutes.

         REO Proceeds are monies received in respect of any REO Property, including, without limitation, proceeds from the rental of the related mortgaged property.

         REO Property means, any mortgaged property acquired by or on behalf of the trust through foreclosure, or deed in lieu of foreclosure, following a default on the related mortgage loan.

         Senior Certificates means the Class A and Class A-IO Certificates.

         Senior Enhancement Percentage means, with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balances of the Subordinate Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount on such distribution date) by
(y) the Current Pool Principal Balance for that distribution date.

         Senior Principal Distribution Amount means (x) prior to the related Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect, 100% of the Principal Distribution Amount and (y) on or after the related Stepdown Date, assuming a Trigger Event is not in effect, the least of
(i) the Principal Distribution Amount, (ii) the excess of the certificate principal balance of the Class A Certificates immediately prior to the related distribution date over the lesser of (a) approximately 64.50% times the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero) and (iii) the certificate principal balance of the Class A Certificates immediately prior to the related distribution date.

         Servicing Advances means an advance by the Servicer as described under "Servicing of the Mortgage Loans -- Periodic and Servicing Advances -- Servicing Advances" in this prospectus supplement.

         Specified Overcollateralization Amount means, (x) prior to the Stepdown Date, an amount equal to 5.75% of the Maximum Pool Principal Balance and (y) on or after the Stepdown Date, an amount equal to 11.50% of the Current Pool Principal Balance for that distribution date; provided, that the Specified Overcollateralization Amount is not allowed to be lower than the OC Floor.

         Stepdown Date means the earlier to occur of (i) the distribution date on which the certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the distribution date in January 2006 and (b) the first distribution date on which the certificate principal balance of the Class A Certificates (after giving effect to the distribution of the Principal Remittance Amount on such distribution date) is less than or equal to 64.50% of the Current Pool Principal Balance for that distribution date.

         Subordinate Certificates means the Class M-1, Class M-2 and Class B Certificates.

         Trigger Event means either a Delinquency Trigger Event or Cumulative Loss Trigger Event.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2002-4 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         Initial Settlement for the Global Securities will be in immediately available funds.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between Participants (other than Euroclear Bank and Clearstream Banking International ("Clearstream Banking") as depositories for Euroclear and Clearstream, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Euroclear Participants and/or Clearstream Customers. Secondary market trading between Euroclear Participants and/or Clearstream customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Euroclear Bank and Clearstream Banking, as depositories for Euroclear and Clearstream, respectively) to the account of a Euroclear Participant or a Clearstream customer, the purchaser must send instructions to Clearstream at least one business day before settlement. Euroclear or Clearstream, as the case may be, will instruct Euroclear Bank or Clearstream Banking, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking, as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

         Euroclear Participants and Clearstream customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one-day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking for the benefit of Euroclear Participants or Clearstream customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

         Trading Between Euroclear or Clearstream Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking, to another Participant. The seller must send instructions to Clearstream at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct Euroclear Bank or Clearstream Banking, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream customer's account would instead be valued as of the actual settlement date.

Material U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

         (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

         Exemption for Non-U.S. Persons -- Form W-8BEN. Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for Non-U.S. Persons with effectively connected income -- Form W-8ECI. A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries -- Form W-8BEN. A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         A "U.S. Person" is:

         (i)   a citizen or resident of the United States;

         (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision of the United States;

         (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

         A "Non-U.S. Person" is any person who is not a U.S. Person.

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                                   [ABFS LOGO]

                                   PROSPECTUS

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

                mortgage loans secured by one- to four-family residential properties;

                mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

                mortgage loans secured by commercial real estate properties;

                mortgage loans secured by mixed residential and commercial real estate properties;

                loans secured by unimproved land;

                loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

                manufactured housing installment sales contracts and installment loan agreements; or

                mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               September 20, 2002

              Important notice about information presented in this
             prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled 'Glossary' beginning on page 103 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                              Page
                                              ----
The Trust Fund..............................    4
   The Mortgage Pools.......................    4
   Underwriting Standards for Mortgage
     Loans..................................    9
   Qualifications of Unaffiliated Sellers...   12
   Representations by Unaffiliated Sellers;
     Repurchases............................   12
   Mortgage Certificates....................   14
   The Contract Pools.......................   14
   Underwriting Standards for Contracts.....   15
   Pre-Funding..............................   15
The Depositor...............................   15
Use of Proceeds.............................   16
Yield Considerations........................   16
Maturity and Prepayment Considerations......   19
Description of the Certificates.............   21
General.....................................   21
   Form of Certificates.....................   23
   Distributions of Principal and
     Interest...............................   25
   Assignment of Mortgage Loans.............   26
   Assignment of Contracts..................   27
   Assignment of Mortgage Certificates......   29
   Servicing of Mortgage Loans and
     Contracts..............................   30
   Payments on Mortgage Loans...............   31
   Payments on Contracts....................   32
   Collection of Payments on Mortgage
     Certificates...........................   32
   Distributions on Certificates............   33
   Special Distributions....................   34
   Reports to Certificateholders............   34
   Advances.................................   35
   Collection and Other Servicing
     Procedures.............................   35
   Standard Hazard Insurance................   36
   Special Hazard Insurance.................   37
   Pool Insurance...........................   38
   Primary Mortgage Insurance...............   38
   Mortgagor Bankruptcy Bond................   38
   Presentation of Claims...................   38
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage
     Loans..................................   39
   Enforcement of 'Due-on-Sale' Clauses;
     Realization Upon Defaulted Contracts...   40
   Servicing Compensation and Payment of
     Expenses...............................   41
   Evidence as to Compliance................   42
   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the
     Special Servicer.......................   42
   Events of Default........................   43
   Rights Upon Event of Default.............   44
   Amendment................................   44
   Termination..............................   44
Exchangeable Securities.....................   46
Credit Support..............................   46
   Financial Guaranty Insurance Policies;
     Surety Bonds...........................   46
   Letters of Credit........................   46

                                              Page
                                              ----
   Subordinated Certificates................   47
   Shifting Interest........................   47
   Overcollateralization....................   48
   Swaps and Yield Supplement Agreements....   48
   Purchase Obligations.....................   49
   Reserve Fund.............................   49
   Performance Bond.........................   51
Description of Insurance....................   51
   Primary Mortgage Insurance Policies......   51
   FHA Insurance and VA Guarantees..........   53
   Standard Hazard Insurance Policies on
     Mortgage Loans.........................   54
   Standard Hazard Insurance Policies on the
     Manufactured Homes.....................   55
   Pool Insurance Policies..................   56
   Special Hazard Insurance Policies........   57
   Mortgagor Bankruptcy Bond................   58
Certain Legal Aspects of the Mortgage Loans
 and Contracts..............................   59
   The Mortgage Loans.......................   59
   The Manufactured Housing Contracts.......   67
   Enforceability of Certain Provisions.....   69
   Consumer Protection Laws.................   70
   Applicability of Usury Laws..............   70
   Environmental Legislation................   71
   Soldiers' and Sailors' Civil Relief Act
     of 1940................................   72
   Default Interest and Limitations on
     Prepayments............................   72
   Forfeitures for Drug, RICO and Money
     Laundering Violations..................   73
   Negative Amortization Loans..............   73
Material Federal Income Tax Consequences....   73
   General..................................   73
   Classification of REMICs and FASITs......   74
   Taxation of Owners of REMIC and FASIT
     Regular Certificates...................   75
   Taxation of Owners of REMIC Residual
     Certificates...........................   81
   Backup Withholding with Respect to
     Securities.............................   90
   Foreign Investors in Regular
     Certificates...........................   90
   Non-REMIC Trust Funds....................   91
State and Other Tax Consequences............   95
ERISA Considerations........................   95
   Plan Assets Regulation...................   96
   Underwriter's PTE........................   96
   General Considerations...................   98
   Insurance Company General Accounts.......   98
Legal Investment............................   99
Plan of Distribution........................  100
Legal Matters...............................  101
Financial Information.......................  101
Additional Information......................  101
Reports to Certificateholders...............  102
Incorporation of Certain Information by
 Reference..................................  102
Ratings.....................................  102
Glossary....................................  103

                                 The Trust Fund

    Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

    To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

     (1) financial guaranty insurance policies or surety bonds;

     (2) letters of credit;

     (3) pool insurance policies;

     (4) special hazard insurance policies;

     (5) mortgagor bankruptcy bonds;

     (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

     (7) the establishment of a reserve fund;

     (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

     (9) another form or forms of Alternative Credit Support acceptable to the related Rating Agency; or

    (10) by any combination of the foregoing.

See 'Description of Insurance' and 'Credit Support' in this prospectus.

The Mortgage Pools

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

    (1) one or more mortgage pools containing:

     conventional one- to four-family residential, first and/or second mortgage loans,

     Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, mortgage loans secured by multifamily property,

     mortgage loans secured by commercial property,

     mortgage loans secured by Mixed-Use Property,

     mortgage loans secured by unimproved land,

     mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

    (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

    (3) any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

    All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

    If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See 'Yield Considerations' in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or 'deferred' interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

    If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

    A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

    FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

    With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

     the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

     the type of mortgaged properties securing the mortgage loans,

     the range of original terms to maturity of the mortgage loans,

     the range of principal balances and average principal balance of the mortgage loans,

     the earliest origination date and latest maturity date of the mortgage loans,

     the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     the interest rate or range of interest rates borne by the mortgage loans,

     the geographical distribution of the mortgage loans,

     the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

     the delinquency status of the mortgage loans as of the Cut-off Date,

     with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

    No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

    The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See ' -- Mortgage Loan Program' and 'Description of the Certificates' in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

    If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.' The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See ' -- Representations by Unaffiliated Sellers; Repurchases.' The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under ' -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases,' and 'Description of the Certificates -- Assignment of Mortgage Loans,' and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under 'Description of the Certificates -- Advances.' Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, under any Alternative Credit Support or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See 'Description of the Certificates -- Advances,' 'Credit Support' and 'Description of Insurance' in this prospectus.

    No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

    Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See 'Description of the Certificates -- Payments on Mortgage Loans' in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

    If specified in the related prospectus supplement, a mortgage pool may contain 're-performing loans', which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

    If specified in the applicable prospectus supplement, the mortgage loans may include 'step-down' mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

    Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

    Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

    The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents' in this prospectus.

    The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

    Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

    Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

    Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Underwriting Standards for Mortgage Loans

    The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

    Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

    An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

     a statistical valuation;

     a broker's price opinion; or

     a drive-by appraisal or other certification of value.

    Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines.

For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

    Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

    To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a 'limited documentation' program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or Cooperative Dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

    Other examples of underwriting standards that may be less stringent than traditional underwriting standards include investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories.

    The loan-to-value ratio of a mortgage loan will be equal to:

     the original principal amount of the mortgage loan divided by the lesser of the 'appraised value' or the sales price for the mortgaged property; or

     such other ratio as described in the related prospectus supplement.

    The underwriting standards for mortgage loans secured by multifamily property will be described in the related prospectus supplement.

    Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

    The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

    If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

    No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

Qualifications of Unaffiliated Sellers

    Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

    If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

     with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

     that the seller had good and marketable title to each mortgage loan sold by it;

     to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

     with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

     that there were no delinquent tax or assessment liens against the mortgaged property.

    With respect to a Cooperative Loan, the seller will represent and warrant that:

     the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

     the related cooperative apartment was free from damage and was in good repair.

    The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

    In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

    If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

     have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

     comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

    No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

Mortgage Certificates

    If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

    The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

    The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See 'Description of the Program -- Representations by Unaffiliated Sellers; Repurchases' in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

    The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

     the range of dates of origination of the contracts;

     the weighted average annual percentage rate on the contracts;

     the range of outstanding principal balances as of the Cut-off Date;

     the average outstanding principal balance of the contracts as of the Cut-off Date;

     the weighted average term to maturity as of the Cut-off Date; and

     the range of original maturities of the contracts.

    The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

    Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

    With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the 'appraised value' is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

     the original principal amount of the contract divided by the lesser of the 'appraised value' or the sales price for the manufactured home; or

     such other ratio as described in the related prospectus supplement.

Pre-Funding

    If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

    Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

    Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

     the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

     the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.

                                 The Depositor

    The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in 'Plan of Distribution' in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

    Trust Assets will be acquired by the depositor directly or through one or more affiliates.

                                Use of Proceeds

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

                              Yield Considerations

    The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

    In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

    A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

    The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See 'Maturity and Prepayment Considerations' in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See 'The Trust Fund' in this prospectus.

    In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

    The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under 'Description of the Certificates -- Servicing of Mortgage Loans and Contracts,' in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

    In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

    For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

    The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

    Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

    The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

    If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

    Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

    If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

    The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

    No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See 'Maturity and Prepayment Considerations' in this prospectus.

                     Maturity and Prepayment Considerations

    As indicated in this prospectus under 'The Trust Fund,' the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

    The following is a list of factors that may affect prepayment experience:

     homeowner mobility;

     economic conditions;

     changes in borrowers' housing needs;

     job transfers;

     unemployment;

     borrowers' equity in the properties securing the mortgages;

     servicing decisions;

     enforceability of due-on-sale clauses;

     mortgage market interest rates;

     mortgage recording taxes;

     solicitations and the availability of mortgage funds; and

     the obtaining of secondary financing by the borrower.

    All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

    Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

    The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

    Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain 'due on sale' clauses, and are freely assumable.

    An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See 'Description of the Certificates -- Servicing of Mortgage Loans and Contracts,' ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans,' and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Enforceability of Certain Provisions' for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

    The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See 'Description of the Certificates -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

    At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

    For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

    Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

    If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of
Section 860F(a)(4) of the Code so as to constitute a 'qualifying liquidation' thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See 'The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases,' 'Description of the Certificates -- Assignment of Mortgage Loans,' ' -- Assignment of Mortgage Certificates,' ' -- Assignment of Contracts' and
' -- Termination.'

                        Description of the Certificates

    Each series of securities will be issued pursuant to an agreement consisting of either:

     a pooling and servicing agreement; or

     a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.

                                    General

    The trust fund with respect to a series will consist of:

     the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

     the assets as from time to time identified as deposited in the related Certificate Account;

     the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

     the surety bond or financial guaranty insurance policy, if any, with respect to that series;

     the letter of credit, if any, with respect to that series;

     the pool insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

     the special hazard insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

     the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under 'Description of Insurance';

     the performance bond and proceeds thereof, if any, with respect to that series;

     the primary mortgage insurance policies, if any, with respect to that series, as described below under 'Description of Insurance'; and

     the GPM Funds and Buy-Down Funds, if any, with respect to that series; or, in lieu of some or all of the foregoing, the Alternative Credit Support as shall be described in the applicable prospectus supplement.

    Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

    If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

    If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

    The Residual Certificates, if any, included in a series will be designated by the depositor as the 'residual interest' in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute 'regular interests' in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See 'Federal Income Tax Consequences' in this prospectus.

    If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

    If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

    If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

    As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

    If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

    Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

    On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

     the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

     some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

    If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

    Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

    Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

    The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

    Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

Assignment of Mortgage Loans

    The depositor will cause the mortgage loans constituting a mortgage pool to be assigned to the trustee, together with all principal and interest received on or with respect to those mortgage loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The trustee will, concurrently with the assignment of mortgage loans, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the adjusted principal balance of each mortgage loan as of the Cut-off Date, as well as information respecting the mortgage rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the Mortgage Note and the loan-to-value ratio of the mortgage loan at origination.

    If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS'r', assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. For trust assets registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

    In addition, in most cases the depositor will, as to each mortgage loan that is not a Cooperative Loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to, the Mortgage Note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS'r', an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. In most cases, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the Mortgage Notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

    The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt thereof, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trustee within the time period specified in the related prospectus supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the servicer in respect of the related mortgage loan. The servicer is obligated to enforce the repurchase obligation of the seller, to the extent described above under 'The Trust
Fund -- Representations by Unaffiliated Sellers; Repurchases.' This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans or contracts will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

    If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

    Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under 'The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases.'

    If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

    Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

    The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

     the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

     the annual percentage rate;

     the current scheduled monthly level payment of principal and interest; and

     the maturity of the contract.

    In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts' in this prospectus.

    The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

     the remaining unpaid principal balance of the defective contract; or

     in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

    If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

     immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

     as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

     each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

     as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

     as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

     with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

    All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

    If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

     the principal balance thereof as of the date of the repurchase; or

     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

    Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under 'The Trust Fund -- The Contract Pools.'

    If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

    Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

    In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

    The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

    If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

    Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

    Any servicer will be required to perform the customary functions of a servicer, including:

     collection of payments from mortgagors and obligors and remittance of collections to the servicer;

     maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

     maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

     processing of assumptions or substitutions;

     attempting to cure delinquencies;

     supervising foreclosures or repossessions;

     inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

     maintaining accounting records relating to the mortgage loans and contracts.

    A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

    A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under ' -- Payments on Mortgage Loans' and ' -- Payments on Contracts,' and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

    As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

    The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

    The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

     all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

     all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

     all Insurance Proceeds or any Alternative Credit Support established in lieu of any insurance and described in the applicable prospectus supplement;

     all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

     all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

     all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

     any Advances made by a subservicer or the servicer, as described in this prospectus under ' -- Advances';

     any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

     all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under 'The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases' or
     ' -- Assignment of Mortgage Loans' or repurchased by the depositor as described in this prospectus under ' -- Termination'.

    If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section ' -- Payments on Mortgage Loans,' shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

    In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

    With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

    If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

    A Certificate Account meeting the requirements set forth under 'Description of the Certificates -- Payments on Mortgage Loans' will be established in the name of the trustee.

    There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

     all obligor payments on account of principal, including principal prepayments, on the contracts;

     all obligor payments on account of interest on the contracts, net of the servicing fee;

     all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

     all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

     any Advances made as described under ' -- Advances' and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

     all amounts received from any credit support provided with respect to a series of certificates;

     all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under ' -- Termination' below; and

     all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

Collection of Payments on Mortgage Certificates

    The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

    On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under 'Description of the Certificates -- Distributions of Principal and Interest' and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

     all payments that were due on or before the Cut-off Date;

     all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

     all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

     amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

     amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

     that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

     (1) servicing compensation to the servicer and, if applicable, the special servicer; or

     (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

    No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

    If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

    Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

    The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

    To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

     the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

     the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

    The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

    (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

    (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

    (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

    (4) the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

    (5) in the case of a series of certificates benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support after giving effect to any amounts with respect thereto distributed to certificateholders on the distribution date;

    (6) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

    (7) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

    (8) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

    (9) the remaining balance, if any, in the Pre-Funding Account.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

Advances

    If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from the proceeds of Alternative Credit Support, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

    The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. 'Property protection expenses' comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

    The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

    The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, or Alternative Credit Support, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond, letter of credit or Alternative Credit Support, will not be adversely affected.

    Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

    Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

    Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

    No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See 'Description of Insurance -- Special Hazard Insurance Policies' for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

    If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

    To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

    To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or 'insured,' under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See 'Description of Insurance -- Primary Mortgage Insurance Policies.'

Mortgagor Bankruptcy Bond

    If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See 'Description of Insurance -- Mortgagor Bankruptcy Bond.'

Presentation of Claims

    The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

    If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

     that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

     that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

    If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

    Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any 'due-on-sale' clause applicable thereto, if any, unless it reasonably believes that enforcement of the 'due-on-sale' clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

     that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

     that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

    Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Foreclosure' in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

    With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

    The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts

    Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable 'due-on-sale' clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

    Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

     that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

     that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

    Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

    The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

    As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies, from amounts in the reserve fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit, insurance policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the reserve fund or any proceeds of Alternative Credit Support.

    Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

    The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

     a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

     to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer

    The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

    The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

    The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

    The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

    Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

    Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

    If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

    Events of default under each pooling and servicing agreement will include:

     any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

     any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

    So long as an Event of Default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

Amendment

    Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

     to cure any ambiguity;

     to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

     to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

    The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

    (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

    (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66 2/3% of that class or subclass;

    (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66 2/3% of that class or subclass; or

    (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

Termination

    The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

    (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

    (2) the later of:

     the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

     the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

    The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

    For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

    If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

    (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

    (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

    In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a 'qualifying liquidation' under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

                            Exchangeable Securities

    As the related prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities.

                                 Credit Support

    Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under 'Description of Insurance.' The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

Financial Guaranty Insurance Policies; Surety Bonds

    The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

    Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

    The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

    If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

     the remaining amount available under the letter of credit; and

     the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

    If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

    To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

    Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

    To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in ' -- Reserve Fund.' The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

    If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

    If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

    The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

    The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

    Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

    There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

    Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

    If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

     the retention by the servicer of certain payments on the mortgage loans or contracts;

     the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

     an Initial Deposit;

     any combination of the foregoing; or

     some other manner as specified in the related prospectus supplement.

    Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

    Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

     the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

     the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

    Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

    If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

    (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

    Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

    Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

    The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

    If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

    To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

    To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

    The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

     hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

     amounts expended but not approved by the primary mortgage insurer;

     claim payments previously made by the primary mortgage insurer; and

     unpaid premiums.

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

    (1) advance or discharge:

        (A) all hazard insurance premiums; and

        (B) as necessary and approved in advance by the primary mortgage insurer:

            real estate property taxes;

            all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

            property sales expenses;

            any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

            foreclosure costs, including court costs and reasonable attorneys' fees;

    (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

    (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

    Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

    (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

    (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

    (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

    (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

    (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

    (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

    Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

    The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

    The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

    Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

     the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

     the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

    The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

    The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

    If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

     maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

     indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

    If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

    The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

    (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

    (2) to advance, as necessary and approved in advance by the pool insurer,

       real estate property taxes;

       all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

       property sales expenses;

       any outstanding liens on the mortgaged property; and

       foreclosure costs including court costs and reasonable attorneys' fees;
       and

    (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

    Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

    (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

    (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

    (3) advances as described above, less:

       all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

       amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

       any claims payments previously made by the pool insurer on the related mortgage loan;

       due and unpaid premiums payable with respect to the pool insurance policy; and all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

    The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

     that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

     that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds, amounts in the reserve fund, if any, or payments under any Alternative Credit Support, if any, with respect to that series.

    No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

    (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

    (2) the exercise by the related insured of a 'due-on-sale' clause or other similar provision in the mortgage loan.

    Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under 'The Trust
Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases' and 'Description of the Certificates -- Assignment of Mortgage Loans.'

    The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

    The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See 'Description of the Certificates -- Advances.'

    Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Special Hazard Insurance Policies

    If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See 'Description of the Certificates -- Maintenance of Insurance Policies' and ' -- Standard Hazard Insurance.' The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

     the cost of repair or replacement of the mortgaged property; or

     upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

    No claim may be validly presented under a special hazard insurance policy unless:

     hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

     the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

    The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

    Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

    In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

    The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in 'Description of FHA Insurance' in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

    General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

    Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the

Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

    In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

    An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' in this prospectus.

    Tax Aspects of Cooperative Ownership. In general, a 'tenant-stockholder,' as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

    Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

    Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

    In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See 'Description of Credit Enhancement' in this prospectus.

    Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See 'Description of the Securities -- Servicing and Administration of Loans -- Realization Upon Defaulted Loans' in this prospectus.

    Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

    In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

    Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

    Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

    In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

    In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

    Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

    Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

     state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

     all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

    Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

    Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

    The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

    The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

    General. A manufactured housing contract evidences both:

     the obligation of the mortgagor to repay the loan evidenced thereby; and

     the grant of a security interest in the manufactured home to secure repayment of the loan.

    Certain aspects of both features of the manufactured housing contracts are described below.

    Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

    The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See 'Description of the Securities -- Assignment of Loans' in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

    When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

    Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

    To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are 'chattel paper' as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' in this prospectus.

    Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' for a description of mortgages, deeds of trust and foreclosure procedures.

    Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see ' -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

Enforceability of Certain Provisions

    If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

    In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

    Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

    If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

    Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

    In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

    If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Soldiers' and Sailors' Civil Relief Act of 1940

    Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Forfeiture for Drug, RICO and Money Laundering Violations

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

    A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    Material Federal Income Tax Consequences

General

    The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft and Sidley Austin Brown & Wood LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC or FASIT certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs or FASITs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a 'regular' interest or a 'residual' interest in the REMIC or FASIT and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft nor Sidley Austin Brown & Wood LLP is counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

    The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose 'functional currency' is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

    The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs or FASITs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust fund and, if that election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC or the 'regular interests' and 'high yield regular interests' in the FASIT, as the case may be. If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a 'certificateholder' or a 'holder' are to the beneficial owner of a certificate.

    Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs and FASITs

    Upon the issuance of each series of REMIC or FASIT certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, 'regular interests,' in the related REMIC or FASIT or, solely in the case of REMICs, 'residual interests,' in that REMIC. If with respect to any series, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft nor Sidley Austin Brown & Wood LLP is counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

    The IRS published proposed Treasury regulations, known as the Proposed FASIT Regulations, supplementing the FASIT provisions of the Code on February 7, 2000, but many issues remain unresolved. The Proposed FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations. The Proposed FASIT Regulations contain an 'anti-abuse' rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. The 'anti-abuse' provisions of the Proposed FASIT Regulations are proposed to be effective as of February 4, 2000. Although any FASIT whose certificates are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered certificates, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the certificates.

    In addition, certain FASIT regular interests, or FASIT Regular Certificates, may be treated as 'high-yield regular interests.' Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as 'high-yield regular interests,' in many cases it will not be clear as of the date of the prospectus supplement, and possibly not even after the issuance of the securities, whether any particular class will actually be so treated.

    If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under 'Material Federal Income Tax Consequences.' The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The proposed FASIT regulations provide that, upon the termination of a FASIT, FASIT regular interest holders are treated as exchanging their FASIT regular interests for new interests in the trust. The new interests are characterized under general tax principals, and the deemed exchange of the FASIT regular interests for new interests in the trust may require the FASIT regular interest holders to recognize gain, but not loss. The resulting non-FASIT trust could be characterized as a partnership or as a publicly traded partnership or association taxable as a corporation, with adverse tax consequences for investors. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the related trust fund's status as a REMIC or FASIT. It is not anticipated that the status of any trust fund as a REMIC or FASIT will be terminated, but, as noted in the discussion of the FASIT 'anti-abuse' provisions above, it is not possible to assure against recharacterization of a FASIT by the IRS.

Taxation of Owners of REMIC and FASIT Regular Certificates

    General. In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets.

Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

    Original Issue Discount. Some REMIC or FASIT Regular Certificates may be issued with 'original issue discount,' or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

    In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period,' as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

    Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

     the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

         by

     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' in this prospectus for a description of that election under the OID regulations.

    If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

    The 'accrual period' as used in this section will be:

     the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

     such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

        (1) the sum of:

         the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

         the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

             over

        (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

        (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

        (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

         plus

     the daily portions of original issue discount for all days during the accrual period prior to that day;

         minus

     any principal payments made during the accrual period prior to that day for the certificate.

    Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
' -- Premium' in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount' in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

     on the basis of a constant yield method;

     in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

     in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

    To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ' -- Market Discount' in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Special Rules for FASIT High-Yield Regular Interests.

    General. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either:

     has an issue price that exceeds 125% of its stated principal amount;

     has a yield to maturity equal to or greater than a specified amount, generally 500 basis points above the appropriate applicable federal rate;

     is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets.

A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

    Limitations on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of a holder of a FASIT high-yield regular interest will be at least equal to the taxable income derived from that interest, which includes gain or loss from the sale of those interests, any FASIT ownership interests and any excess inclusion income derived from REMIC residual interests. Thus, income from those interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than that holder's taxable income determined solely for those interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's 'tainted' income, thereby preventing losses of one member from offsetting the tainted income of another member. However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to that income for both regular tax and alternative minimum tax purposes.

    Transfer Restrictions. Transfers of FASIT high-yield Regular Certificates to certain 'disqualified holders' will, absent the satisfaction of certain conditions, be disregarded for federal income tax purposes. In that event, the most recent eligible holder, generally the transferring holder, will continue to be taxed as if it were the holder of the certificate, although the disqualified holder, and not the most recent eligible holder, would be taxable on any gain recognized by that holder for the related interest. Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may, absent the satisfaction of certain conditions, revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer.

    Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of that certificate. For these purposes, a 'disqualified holder' is any person other than a:

     FASIT; or

     domestic C corporation, other than a corporation that is exempt from, or not subject to, federal income tax;

    provided, however, that all of the following are also 'disqualified holders':

     regulated investment companies subject to the provisions of Part I of subchapter M of the Code;

     real estate investment trusts subject to the provisions of Part II of subchapter M of the Code;

     REMICs; and

     cooperatives described in Section 1381(a) of the Code.

    Pass-through Entities Holding FASIT Regular Certificates. If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, that entity will be subject to an excise tax unless no principal purpose of the resecuritization was the avoidance of the rules relating to FASIT high-yield interests, pertaining to eligible holders of those interests. See 'Taxation of Owners of REMIC and FASIT Regular
Certificates -- Taxation of Holders of FASIT High-yield Regular Interests -- Transfer Restrictions' in this prospectus. The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of:

    (1) the sum of:

     the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued; and

     five percentage points; or

    (2) the yield to maturity to such entity on the FASIT Regular Interest, determined as of the date that the entity acquired its interest.

    The Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest, however no regulations have yet been issued. If a tax did apply, the tax would equal the product of:

     the highest corporate tax rate; and

     the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting the equity interest.

Taxation of Owners of REMIC Residual Certificates

    General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of 'passive losses.'

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

    Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

    Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under ' -- Taxation of Owners of REMIC and FASIT Regular
Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC and FASIT Regular Certificates' in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

    A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under ' -- Taxation of Owners of REMIC and FASIT Regular
Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting 'regular interests' in the REMIC not offered hereby, described in this prospectus under ' -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount,' will not apply.

    If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under ' -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount.'

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Taxes' in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates' in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see ' -- General' in this prospectus.

    Excess Inclusions. Any 'excess inclusions' for a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the 'excess inclusions' for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

         over

     the sum of the 'daily accruals,' as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

     will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization; and

     will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, ' -- Foreign Investors in Regular Certificates' in this prospectus.

    Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the 'noneconomic' REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

    (1) the present value of the expected future distributions, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

    (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

    The REMIC regulations provide a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

     the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor' provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

    The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors in Regular Certificates' for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

    For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

     an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

     the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

    The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either
Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     the present value, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

     the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     residual interests in the entity are not held by Disqualified Organizations; and

     information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

    (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

    (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

    In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

     the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

     the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an 'electing large partnership,' all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

    Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions' in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

    Gain from the sale of a REMIC Regular Certificate, but not a FASIT regular interest, that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate,' which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

         over

     the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See
' -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount' in this prospectus.

    A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable federal rate,' which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool,' as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the 'wash sale' rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

    Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax, however, if a REMIC may be required to recognize 'net income from foreclosure property' subject to federal income tax, it will be stated in the related prospectus supplement.

    It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

    To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

    As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

    Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

    As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC (or FASIT) administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

    Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the 'backup withholding tax' under
Section 3406 of the Code at a rate of 30%, subject to reduction through 2010, if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

    A regular certificateholder, other than a holder of a FASIT high-yield regular interest, that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

    For these purposes, United States person means:

     a citizen or resident of the United States;

     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations;

     an estate whose income is subject to United States federal income tax regardless of its source; or

     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. Further, the Proposed FASIT Regulations treat all interest received by a foreign holder of a FASIT regular interest as ineligible for the foregoing exemption from withholding tax if the FASIT receives or accrues interest from a United States resident in which the foreign holder has a 10% or more ownership interest or as to which the foreign holder is a controlled foreign corporation to which the United States resident is related. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Generally, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be allowed.

    New Withholding Regulations. The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Non-REMIC Trust Funds

    The discussion under this heading applies only to a series with respect to which a REMIC or FASIT election is not made.

    Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC or FASIT election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft nor Sidley Austin Brown & Wood LLP is counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

    Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

    To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under 'Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount.' Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under 'Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount' and ' -- Premium.'

    Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

     'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code; and assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

    Any amount includible in gross income with respect to the grantor trust certificates will be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as 'real estate assets' under
Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as 'real estate assets'. No assurance can be given that the manufactured homes will be so treated. A 'real estate investment trust,' or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a 'real estate asset' for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

    Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1) if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

    (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

    (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the 'stripped bond' rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

    Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see ' -- Sales of Certificates' below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

    With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to 'regular interests' in a REMIC and are described under ' -- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount.' Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

    In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see ' -- Sales of Certificates' below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

    Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

     a representative initial offering price of the grantor trust certificates to the public; and

     a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

    The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

    Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

    Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as 'portfolio interest' and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in 'Foreign Investors in Regular Certificates.'

    For information regarding withholding, see ' -- Backup Withholding with Respect to Securities' and ' -- Foreign Investors in Regular Certificates -- New Withholding Regulations' above.

                        State and Other Tax Consequences

    In addition to the federal income tax consequences described under 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA Considerations

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

    In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or nor the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules described in 'Plan Assets Regulation' below. An investment in certificates of that series by or with 'plan assets' of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or
Section 4975 of the Code.

    A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with 'plan assets' of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

Plan Assets Regulation

    The DOL has issued the Plan Assets Regulation. Unless an exception from 'plan asset' treatment is available under the Plan Assets Regulations or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. The prohibited transaction exemptions identified above would not generally apply to prohibited transactions arising in transactions involving 'plan assets' held in the trust fund.

    The Plan Assets Regulation provides an exception from 'plan asset' treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by 'benefit plan investors' -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be 'plan assets.' Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

    Credit Suisse First Boston Corporation, or First Boston, is the recipient of an Underwriter's PTE, which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

    (a) which represent:

      (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust; or

      (2) an interest in a REMIC or FASIT; and

    (b) with respect to which the recipient underwriter or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

    The corpus of a trust to which the Underwriter's PTE applies may consist of:

    (a) obligations which bear interest or are purchased at a discount and which are secured by:

      (1) single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

      (2) shares issued by a cooperative housing association;

    (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

    (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities; and

    (d) 'guaranteed governmental mortgage pool certificates,' as defined in the Plan Assets Regulation.

    Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

    (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (k)(1) below, except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

    (b) the trustee is not an affiliate of any member of the Restricted Group other than the underwriter;

    (c) the applicable series of certificates evidences ownership in assets of a particular trust fund which may include Mortgage Certificates, whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a Pre-Funding Account or a swap agreement;

    (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that Trust with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

    (e) the Plan is an 'accredited investor,' as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

    (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

    (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

    (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related subservicers' services under the pooling and servicing agreement and reimbursement of the related subservicers' reasonable expenses in connection herewith;

    (j) assets of the type included as assets of a particular trust fund have been included in other investment pools; and

    (k) certificates evidencing interests in those other pools have been both:

      (1) rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. However, the certificates must have been rated in one of the two highest generic categories by one of the above-mentioned rating agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the certificates; and

      (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

    The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an Obligor, unless:

    (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

    (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

    (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

    (d) the Plan is not sponsored by any member of the Restricted Group.

    Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use 'plan assets' of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

    Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with 'plan assets' of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

    (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

    (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

    (c) whether an exception from 'plan asset' treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

    Subordinated certificates that do not meet the requirements of condition (f) above are not available for purchase by or with 'plan assets' of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with 'plan assets' of any such Plan, except as provided above, will be treated as null and void for all purposes.

Insurance Company General Accounts

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

    Any Plan investor who proposes to use 'plan assets' of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                Legal Investment

    The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a 'mortgage related security' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a 'mortgage related security' will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as 'mortgage related securities' only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

    The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled 'Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,' or 'TB 13a,' which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives; and

     conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

    For the purposes of TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the certificates offered by this prospectus and the accompanying prospectus supplement may be viewed as 'complex securities.' The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk.
TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    The predecessor to the OTS issued a bulletin entitled 'Mortgage Derivative Products and Mortgage Swaps' applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, these 'high-risk' mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

    Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              Plan of Distribution

    Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

    Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

    If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

    The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

    The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

    If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 Legal Matters

    Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, McKee Nelson LLP, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                             Financial Information

    The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             Additional Information

    The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                         Reports to Certificateholders

    Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See 'Description of the Certificates -- Reports to Certificateholders.' Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

               Incorporation of Certain Information by Reference

    The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

    The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                    Ratings

    It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

     structural and legal aspects associated with the certificates;

     the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

     the credit quality of the credit enhancer or guarantor, if any.

    Ratings on the certificates do not, however, constitute a statement regarding:

     the likelihood of principal prepayments by mortgagors or obligors;

     the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

     whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

    As a result, investors of any series of certificates might suffer a lower than anticipated yield.

    A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    Glossary

    Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

    '1998 Policy Statement' means the revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities,' and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

    '401(c) Regulations' means the regulations the DOL is required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

    'Accrual Distribution Amount' means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

    'Advance' means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

    'Alternative Credit Support' means additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the related Rating Agency.

    'Approved Sale' means, with respect to a series which utilizes a pool insurance policy:

     the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

     the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

     the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

     the acquisition of the mortgaged property by the pool insurer.

    'Buy-Down Fund' means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

    'Buy-Down Loans' means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

    'Certificate Account' means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

    'Certificate Principal Balance' means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Compound Interest Certificates' means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

    'Cooperative' means a corporation entitled to be treated as a housing cooperative under federal tax law.

    'Cooperative Dwelling' means a specific dwelling unit in a building owned by a Cooperative.

    'Cooperative Loan' means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

    'Custodial Account' means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

    'Cut-off Date' means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

    'Determination Date' means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

    'Disqualified Organization' means:

     the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

     any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

     any organization described in Section 1381(a)(2)(C) of the Code.

    'Due Period' means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

    'Eligible Investments' means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

     obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

     demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

     certificates of deposit having a rating in the highest rating from the related Rating Agency;

     investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

     commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

     repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

     any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

     other investments that are described in the applicable prospectus supplement.

    Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

    'ERISA Plans' means employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA.

    'FASIT' means a 'financial asset securitization trust' as described in section 860L of the Code.

    'FASIT Regular Certificates' means certificates or notes representing ownership of one or more regular interests in a FASIT.

    'FHA Loans' means mortgage loans or contracts insured by the Federal Housing Administration.

    'GPM Fund' means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

    'GPM Loans' means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

    'High Cost Loans' means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

    'Initial Deposit' means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

    'Insurance Proceeds' means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

    'Issue Premium' means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

    'Liquidating Loan' means:

     each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

     each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

     each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

     each contract with respect to which repossession proceedings have been commenced.

    'Liquidation Proceeds' means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit or proceeds of any Alternative Credit Support, if any, with respect to the related series.

    'Mixed-Use Mortgage Loans' means mortgage loans secured by Mixed-Use
Property.

    'Mixed-Use Property' means mixed residential and commercial properties.

    'Mortgage Certificates' means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

    'Mortgage Note' means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

    'Parties in Interest' means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975 of the Code.

    'Pass-Through Entity' means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

    'Pass-Through Rate' means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

    'Percentage Interest' means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

    'Permitted Investments' means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

    'Plan Assets Regulation' means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

    'Plans' means ERISA Plans and other plans subject to Section 4975 of the Code.

    'Rating Agency' means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

    'Realized Loss' means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

    'Record Date' means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

    'Regular Certificate' means a REMIC Regular Certificate or a FASIT Regular Certificate, as applicable.

    'REMIC' means a 'real estate mortgage investment conduit' as defined in the Code.

    'REMIC Regular Certificates' means certificates or notes representing ownership of one or more regular interests in a REMIC.

    'Required Reserve' means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

    'Residual Certificates' means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

    'Restricted Group' means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, or any of their affiliates.

    'Servicing Account' means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

    'Simple Interest Loans' means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

    'Subordinated Amount' means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

    'Trust Assets' means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

    'Underwriter's PTE' means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

    'VA Loans' means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

                            STATEMENT OF DIFFERENCES

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